                                                                   EXHIBIT 10(a)




                            FUQUA ENTERPRISES, INC.
                     SAVINGS AND RETIREMENT PLAN AND TRUST
                        (Effective As Of April 3, 1996)

                               TABLE OF CONTENTS



ARTICLE 1  INTRODUCTION ............................................    1

    1.01  In General ...............................................    1
    1.02  Purpose ..................................................    1

ARTICLE 2  DEFINITIONS .............................................    2

    Account ........................................................    2
    Adjustment .....................................................    2
    Affiliate ......................................................    2
    Authorized Leave of Absence ....................................    2
    Beneficiary ....................................................    2
    Board ..........................................................    3
    Break in Service ...............................................    3
    Code ...........................................................    3
    Committee ......................................................    3
    Company ........................................................    3
    Compensation ...................................................    3
    Distribution ...................................................    4
    Earnings .......................................................    4
    Effective Date .................................................    4
    Eligible Employee ..............................................    4
    Employee .......................................................    4
    Employer .......................................................    4
    Employer Contribution ..........................................    5
    Employer Contribution Account ..................................    5
    Employer Matching Contributions ................................    5
    Employer Retirement Contribution ...............................    5
    Entry Date .....................................................    5
    ERISA ..........................................................    5
    Executive Committee ............................................    5
    Family Member ..................................................    5
    Fiduciary ......................................................    5
    Forfeiture .....................................................    5
    Former Participant .............................................    5
    Highly Compensated Employee ....................................    5
    Hour of Service ................................................    5
    Investment Fund ................................................    6
    Normal Retirement Age ..........................................    6
    Normal Retirement Date .........................................    6
    One-Year Break in Service ......................................    6


    Participant ....................................................    7
    Permanent Disability ...........................................    7
    Plan ...........................................................    7
    Plan Administrator or Administrator ............................    7
    Plan Year ......................................................    7
    Pre-Tax Contribution ...........................................    7
    Pre-Tax Contribution Account ...................................    7
    Qualified ......................................................    7
    Qualified Nonelective Contribution Account .....................    7
    Qualified Nonelective Contribution .............................    7
    Retirement .....................................................    7
    Rollover Account ...............................................    7
    Rollover Contribution ..........................................    8
    Spouse .........................................................    8
    Termination of Employment ......................................    8
    Trust or Trust Agreement .......................................    8
    Trust Fund or Fund .............................................    8
    Trustee ........................................................    8
    Valuation Date .................................................    8
    Year of Eligibility Service ....................................    8
    Year of Vesting Service ........................................    8
    Defined Terms ..................................................    8

ARTICLE 3  PARTICIPATION ...........................................   10

    3.01  Participation ............................................   10
    3.02  Year of Eligibility Service ..............................   10
    3.03  Participation and Rehire .................................   10
    3.04  Not Contract for Employment ..............................   11
    3.05  Acquisitions; Predecessor Employers ......................   11

ARTICLE 4  PRE-TAX CONTRIBUTIONS; ROLLOVERS ........................   12

    4.01  Pre-Tax Contributions ....................................   12
    4.02  Elections Regarding Pre-Tax Contributions ................   12
    4.03  Change in Employee Contribution Percentage
            or Suspension of Contributions .........................   12
    4.04  Deadline for Contributions and Allocation
            of Pre-Tax Contributions ...............................   13
    4.05  Rollover Contribution ....................................   13
    4.06  No After-Tax Employee Contributions ......................   14


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

ARTICLE 5  EMPLOYER CONTRIBUTIONS ..................................   15

      5.01  Employer Matching Contribution .........................   15
      5.02  Employer Retirement Contributions ......................   15
      5.03  Qualified Nonelective Contributions ....................   15

      5.04  Form and Timing of Contributions .......................   16
      5.05  Forfeitures ............................................   16

ARTICLE 6  ACCOUNTS AND ALLOCATIONS ................................   17

      6.01  Participant Accounts ...................................   17
      6.02  Valuation ..............................................   18
      6.03  Investment Funds and Elections .........................   18
      6.04  Errors .................................................   19
      6.05  Valuation for Purposes of Distributions ................   19

ARTICLE 7 VESTING AND BENEFITS .....................................   20

      7.01  Normal Retirement ......................................   20
      7.02  Permanent Disability ...................................   20
      7.03  Death ..................................................   20
      7.04  Other Termination of Employment ........................   20
      7.05  Year of Vesting Service ................................   21
      7.06  Forfeitures ............................................   21

ARTICLE 8  DISTRIBUTIONS ...........................................   23

      8.01  Methods of Distributions ...............................   23
      8.02  Commencement of Distribution ...........................   23
      8.03  Special Distribution Rules .............................   24
      8.04  Application for Benefits ...............................   24
      8.05  Direct Rollovers .......................................   24

ARTICLE 9  IN-SERVICE WITHDRAWALS; LOANS ...........................   26

      9.01  Hardship Withdrawal of Account .........................   26
      9.02  Other In-Service Distributions .........................   27
      9.03  Loans ..................................................   27
      9.04  Valuation for Purposes of Loans and Withdrawals ........   30

ARTICLE 10  ADMINISTRATION OF THE PLAN .............................   31

     10.01  Named Fiduciaries ......................................   31
     10.02  Board of Directors .....................................   31
     10.03  Executive Committee ....................................   31


                                    -iii-

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
      10.04  Trustee ...............................................   31
      10.05  Committee .............................................   31
      10.06  Standard of Fiduciary Duty ............................   33
      10.07  Claims Procedure ......................................   34
      10.08  Indemnification of Committee ..........................   35

ARTICLE 11  AMENDMENT AND TERMINATION ..............................   36

      11.01  Right to Amend ........................................   36
      11.02  Termination and Discontinuance of Contributions .......   36
      11.03  IRS Approval of Termination ...........................   36

ARTICLE 12  HIGHLY COMPENSATED EMPLOYEES ...........................   37

      12.01  In General ............................................   37
      12.02  Highly Compensated Employees ..........................   37
      12.03  Former Highly Compensated Employee ....................   37
      12.04  Family Aggregation Rules ..............................   37
      12.05  Definitions ...........................................   38
      12.06  Other Methods Permissible .............................   40

ARTICLE 13  MAXIMUM BENEFITS .......................................   41

      13.01  General Rule ..........................................   41
      13.02  Combined Plan Limitation ..............................   42
      13.03  Definitions ...........................................   42

ARTICLE 14  TOP HEAVY RULES ........................................   45

      14.01  General ...............................................   45
      14.02  Definitions ...........................................   45
      14.03  Minimum Benefit .......................................   46
      14.04  Combined Plan Limitation for Top Heavy Years ..........   47

ARTICLE 15  SPECIAL DISCRIMINATION RULES ...........................   48

      15.01  Definitions ...........................................   48
      15.02  Limit on Pre-Tax Contributions ........................   51
      15.03  Average Actual Deferral Percentage ....................   53
      15.04  Special Rules For Determining Average Actual Deferral
               Percentage...........................................   54
      15.05  Distribution of Excess ADP Deferrals ..................   55
      15.06  Average Actual Contribution Percentage ................   56
      15.07  Special Rules For Determining Average Actual
               Contribution Percentages ............................   57

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
    15.08  Distribution of Employer Matching Contributions ........    57
    15.09  Combined ACP and ADP Test ..............................    58
    15.10  Order of Applying Certain Sections of Article ..........    60

ARTICLE 16  TRUST FUND AND TRUSTEE ................................    61

    16.01  General Nature of Trustee's Responsibilities ...........    61
    16.02  Investment Powers ......................................    61
    16.03  Valuation ..............................................    63
    16.04  Other Powers ...........................................    63
    16.05  Prohibited Transaction .................................    65
    16.06  Administration of the Plan, Payments of
             Benefits, Reliance on Committee ......................    65
    16.07  Directing the Trustee ..................................    65
    16.08  Records and Reports ....................................    66
    16.09  Notification to Trustee ................................    67
    16.10  Expenses ...............................................    67
    16.11  Trustee's Tenure and Succession ........................    68
    16.12  Successor Trustee ......................................    69
    16.13  Bond and Security ......................................    69
    16.14  Commingling ............................................    69

ARTICLE 17  MISCELLANEOUS .........................................    70

    17.01  Headings ...............................................    70
    17.02  Action by Employer .....................................    70
    17.03  Spendthrift Clause .....................................    70
    17.04  Discrimination .........................................    70
    17.05  Release ................................................    70
    17.06  Compliance with Applicable Laws ........................    70
    17.07  Merger .................................................    70
    17.08  Governing Law ..........................................    71
    17.09  Legally Incompetent ....................................    71
    17.10  Location of Participant or Beneficiary Unknown .........    71
    17.11  Distributions Upon Special Occurrences .................    71

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



                            FUQUA ENTERPRISES, INC.
                     SAVINGS AND RETIREMENT PLAN AND TRUST
                        (Effective as of April 3, 1996)


                                   ARTICLE 1

                                  INTRODUCTION


1.01 In General. The Board of Directors of Fuqua Enterprises, Inc. hereby establishes the Fuqua Enterprises, Inc. Savings and Retirement Plan effective as of April 3, 1996. The Plan is intended to comply with the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

1.02 Purpose. The purpose of the Plan and the Trust Agreement is to provide the benefits of a qualified retirement plan for the exclusive benefit of the Participants and their Beneficiaries. This Plan shall be administered and interpreted in accordance with such purpose.

                                   ARTICLE 2

                                  DEFINITIONS


Certain terms of this Plan have defined meanings which are set forth in this
Article 2 and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

Account shall mean the account established and maintained by the Committee for each Participant or Beneficiary to which shall be allocated each Participant's interest in the Fund. Each Account shall be comprised of the sub-accounts described in Section 6.01.

Adjustment shall mean, for any Valuation Date, the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Fund since the immediately preceding Valuation Date. For purposes of such Adjustment, all assets of the Trust Fund shall be valued at their fair market value as of each Valuation Date. The determination of the valuation of assets and the adjustment shall be made by the Trustee and shall be final and binding.

Affiliate shall mean any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Employer is a member; any trade or business which is under common control (as defined in Code
Section 414(c)) with the Employer; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

Authorized Leave of Absence shall mean any temporary layoff or any absence authorized by the Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.

Beneficiary

(a) Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant's death. The Committee may require certification of the Participant's marital status in any form it deems appropriate prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a "qualified domestic relations order," as defined in Code
     Section 414(p).

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      If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant and the Participant has not designated a contingent Beneficiary, the Beneficiary shall be the Participant's estate.

(b) Married Participant. A married Participant's Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a Notary Public on a form provided by the Committee, or unless the terms of a qualified domestic relations order require payment to a non-spouse Beneficiary. A married Participant's designation of a non-spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence.

      For the purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant (i) files a subsequent valid designation with the Committee; or (ii) files a signed statement with the Committee evidencing his intent to revoke any prior designations. Any revocation of a Beneficiary designation shall be void to the extent it conflicts with the terms of a "qualified domestic relations order," as defined in Code Section 414(p).

Board shall mean the Board of Directors of the Company.

Break in Service shall mean five consecutive One-Year Breaks in Service.

Code shall mean the Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

Committee shall mean the Committee appointed by the Executive Committee under
Article 10 to administer the Plan.

Company shall mean Fuqua Enterprises, Inc. and its successors and assigns which adopt this Plan.

Compensation

(a) Except as provided below, Compensation shall mean the gross annual earnings reported on a Participant's Form W-2 (Box 1 - Wages, Tips and Compensation, or its comparable location as provided on Form W-2 in future years) as required by Code Section Section 6041(d) and 6051(a)(3), including overtime, bonuses and commissions). In addition, Compensation shall include Pre-Tax Contributions under this Plan and salary reduction pre-tax contributions to a Section 125 Plan maintained by the Employer. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. In addition, Compensation shall be determined by ignoring reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (and for this purpose benefits under a stock option plan is "deferred compensation") and welfare benefits (and for this purpose, worker's compensation payments of any type and severance pay of any type shall be considered "welfare benefits," but sick pay, short term disability and vacation pay are not considered "welfare benefits").

(b) The annual Compensation of each employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

(c) See also Section 12.04 for additional rules regarding aggregation of Compensation for certain Family Members.

(d) Compensation shall not include amounts earned prior to the date an Eligible Employee becomes a Participant in the Plan.

Distribution shall mean payment by the Trustee to or for the benefit of a Participant or Former Participant, Spouse, Beneficiary or other person entitled to benefits as provided in the Plan.

Earnings shall have that meaning as defined in Section 4.01.

Effective Date shall mean April 3, 1996.

Eligible Employee shall, except for those Employees identified in the following sentence, mean all Employees employed by the Employer. The following Employees shall not be considered Eligible Employees: (i) any employee included in a collective bargaining unit for which a labor organization is recognized as collective bargaining agent unless such employee has been designated by the Employer as an "Eligible Employee" for the purposes of this Plan, (ii) any Employee who is a nonresident alien and who does not receive earned income from the Employer which constitutes income from sources within the United States, or
(iii) any "leased employee," within the meaning of Code Section 414(n)(2), with respect to the Employer.

Employee shall mean any person employed by or on Authorized Leave of Absence from the Employer and any person who is a "leased employee" within the meaning of Code Section 414(n)(2) with respect to the Employer. However, if such "leased employees" constitute less than 20 percent of the Employer's combined non-highly compensated work force, within the meaning of Code Section 414(n)(1)(C)(ii), the term "Employee" shall not include "leased employees" covered by a plan described in Code Section 414(n)(5).

Employer shall mean the Company or any Affiliate whose Eligible Employees benefit under the Plan.

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




Employer Contribution shall mean Matching Contributions, Retirement Contributions and/or Qualified Nonelective Contributions.

Employer Contribution Account shall mean the portion of a Participant's Account attributable to Employer Contributions and the total of the Adjustments attributable to such Employer Contributions.

Employer Matching Contributions.  See Section 5.01.

Employer Retirement Contribution  See Section 5.02.

Entry Date.  January 1, April 1, July 1 and October 1 of each Plan Year.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

Executive Committee shall mean the Executive Committee of the Board.

Family Member.  See Section 12.04.

Fiduciary shall mean any party named as a Fiduciary in Article 10 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.

Forfeiture.  See Section 7.06.

Former Participant.  See Section 3.03.

Highly Compensated Employee.  See Article 12.

Hour of Service shall mean:

(a) Each hour for which an Employee is paid, or entitled to payment, for performance of duties for an Employer.

(b) Each hour for which an Employee is paid, or entitled to payment, by an Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence; provided that in no event, shall an Employee receive credit for more than 501 Hours of Service for any single continuous period of non-working time.

(c) Each hour for which an Employee is absent from work by reason of: (i) the pregnancy of the Employee, (ii) birth of a child of the Employee,
     (iii) placement of a child with the

     Employee in connection with the adoption of the child by the Employee, or (iv) caring for a child referred to in paragraphs (i) through (iii) immediately following birth or placement. Hours credited under this paragraph shall be credited at the rate of 8 hours per day, but shall not, in the aggregate, exceed the number of hours required to prevent the Employee from incurring a One-Year Break in Service (a maximum of 501 hours) during the first computation period in which a One-Year Break in Service would otherwise occur, provided, however, that this rule shall apply only during the Plan Year in which the absence from work begins and the immediately following Plan Year.

(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

(e) In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any Federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

(f) The following rules shall apply in determining whether an Employee completes an "Hour of Service:"

     1.   The same hours shall not be credited under paragraphs (a),
          (b) or (c) above, as the case may be, and paragraph (d) above, nor shall the same hours credited under paragraphs (a) through (d) above be credited under paragraph (e) above.

     2. The rules relating to determining hours of service for reasons other than the performance of duties and for crediting hours of service to particular periods of employment shall be those rules stated in Department of Labor regulations Title 29, Chapter XXV, subchapter C, part 2530, Sections 200b2(b) and 200b2(c), respectively.

Investment Fund shall mean the separate funds under the Trust Fund which are distinguished by their investment objectives.

Normal Retirement Age shall mean the date a Participant attains age 65.

Normal Retirement Date shall mean the last day of the month coinciding with or next following the date the Participant attains Normal Retirement Age.

One-Year Break in Service shall mean any Plan Year during which the Participant earns 500 or fewer Hours of Service. A One-Year Break in Service shall not occur during any Plan Year in which the Employee is on an Authorized Leave of Absence, but only if the Employee returns to active Employment at the termination of such Authorized Leave of Absence.

Participant shall mean an Employee who becomes eligible to participate in the Plan as provided in Article 3.

Permanent Disability shall mean a physical or mental impairment which in the opinion of the Plan Administrator is of such permanence and such degree that a Participant is unable because of such impairment to perform any gainful activity for which he is suited by virtue of his experience, training or education. A determination of total and permanent disability by the Social Security Administration of the United States shall be binding on the Plan Administrator.

Plan shall mean the Fuqua Enterprises, Inc. Savings and Retirement Plan as set forth in this document together with any subsequent amendments hereto.

Plan Administrator or Administrator, within the meaning of Section 3(16) of ERISA, shall mean the Committee.

Plan Year shall mean the calendar year.

Pre-Tax Contribution shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and that are made pursuant to a salary reduction agreement. Such contributions are nonforfeitable when made.

Pre-Tax Contribution Account shall mean the portion of a Participant's Account attributable to Pre-Tax Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to such Pre-Tax Contributions.

Qualified, as used in "qualified plan" or "qualified trust", shall mean a plan and trust which are entitled to the tax benefits provided respectively under Code Section Section 401 and 501, and related provisions.

Qualified Nonelective Contribution Account shall mean the portion of a Participant's Account attributable to Qualified Nonelective Contributions, and the total of the Adjustments which have been credited to or deducted from a Participant's Account with respect to Qualified Nonelective Contributions.

Qualified Nonelective Contribution.  See Section 5.03.

Retirement shall mean a Participant's Termination of Employment on or after the Participant's Normal Retirement Age.

Rollover Account shall mean the portion of a Participant's Account attributable to Rollover Contributions or the total of the Adjustments attributable to such Rollover Contributions.

Rollover Contribution.  See Section 4.05.

Spouse shall mean the person who was married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted) immediately prior to the date on which payments to the Participant from the Plan begin and for a period of at least one year prior to the Participant's death. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person who is married to a Participant (as defined in the immediately preceding sentence) on the date of the Participant's death. A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law.

Termination of Employment shall mean that an Employee has ceased to be employed by the Employer for any of the following reasons:

(a)  Voluntary resignation from the service of the Employer,

(b)  Discharge from the service of the Employer by the Employer,

(c)  Retirement,

(d)  Death, or

(e)  Permanent Disability.

Notwithstanding the foregoing, an Employee who ceases to be actively employed by reason of an Authorized Leave of Absence shall not be considered as having a Termination of Employment.

Trust or Trust Agreement.  See Article 16.

Trust Fund or Fund shall mean the cash and other properties held and administered by the Trustee in accordance with the Plan and the Trust Agreement in accordance with Article 16.

Trustee shall mean the persons, corporation, association or a combination of them acting as Trustee under the Trust Agreement.

Valuation Date shall mean each business day of the Plan Year for which plan assets are traded on a national exchange or such other day as selected by the Committee.

Year of Eligibility Service.  See Section 3.02.

Year of Vesting Service.  See Section 7.05.

Defined Terms. A defined term will normally govern the definitions of derivatives therefrom even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates the contrary.
Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

                                   ARTICLE 3

                                 PARTICIPATION


3.01  Participation.

      (a) General. An Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following the date on which the Eligible Employee has both (i) attained age 21 and
           (ii) completes one Year of Eligibility Service.

      (b) Enrollment in Plan. An Eligible Employee who becomes eligible to participate in this Plan will be asked to follow certain procedures to enroll in the Plan, and pursuant to which he will designate Beneficiaries. However, an Eligible Employee's participation in the Plan shall not be contingent upon completion of such enrollment process.

3.02 Year of Eligibility Service. A Year of Eligibility Service is determined under the 1,000 Hours of Service method. Accordingly, an Employee shall receive one Year of Eligibility Service upon completing a 12 consecutive month period of Employment during which the Employee earns at least 1,000 Hours of Service. The initial twelve month period shall be the 12 consecutive month period commencing on the Employee's date of hire or rehire. If the Employee fails to complete 1,000 Hours of Service during this 12-month period, the Employee shall receive a Year of Eligibility Service upon completing at least 1,000 Hours of Service during a Plan Year (commencing with the Plan Year during which the Employee's first anniversary of his date of hire occurs).

3.03  Participation and Rehire.

      (a) Status as a Participant. A Participant's participation in the Plan shall continue until the Participant's Termination of Employment. On or after his Termination of Employment, the Employee shall be known as a "Former Participant" and his benefits shall thereafter be governed by the provisions of Article 8. The individual's status as a Former Participant shall cease as of the date the individual ceases to have any balance in his Account. If a Participant ceases to be an Eligible Employee but does not have a Termination of Employment, then such person shall continue to be known as a "Participant," but shall not be eligible to receive Employer Contributions.

      (b)  Rehire of Person who was a Participant in this Plan.  An
           Eligible Employee who was a Participant in this Plan at the time of his Termination of Employment and who is subsequently rehired by an Employer, shall be eligible to participate in this Plan on the Entry Date coinciding with or immediately following the later of (i) the Employee's date of rehire or (ii) the date the Employee again becomes an Eligible Employee.

      (c) Rehire of Person who Was Not a Participant in this Plan. If a former Eligible Employee is no longer employed or is no longer an Eligible Employee on the earliest Entry Date on or after which such Employee would have satisfied the requirements described in Section 3.01(a) above, such Employee shall commence participation in the Plan on the first Entry Date coincident with or immediately following the date such Employee is rehired or again becomes an Eligible Employee, as applicable, provided that such Employee has not incurred a Break in Service. However, if such Employee has incurred a Break in Service, then such Employee must again satisfy the requirements of Section 3.01(a) in order to participate in the Plan.

3.04 Not Contract for Employment. Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

3.05 Acquisitions; Predecessor Employers. If a group of persons becomes employed by an Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, the Committee shall determine whether and to what extent employment with such prior employer shall be treated as eligibility service for purposes of Section 3.01, the applicable Entry Date (or special entry date) for such acquired employees, and any other terms and conditions which apply to eligibility to participate in this Plan. Such terms and conditions shall be set forth in a schedule to this Plan by action of the Committee. In addition, the Committee may provide for past service credit to other Employees to the extent permitted by Treasury Regulations, as set forth in Schedule A to this Plan. Except to the extent required by law, employees of an acquired business which is not identified in a schedule to this Plan shall be treated as having first accrued an Hour of Service as of the date of the Employer's acquisition of such business.

                                   ARTICLE 4

                        PRE-TAX CONTRIBUTIONS; ROLLOVERS


4.01  Pre-Tax Contributions.

      (a) Effective April 3, 1996, a Participant may (except during periods of suspension as set forth in Section 4.03(b)) elect to make Pre-Tax Contributions to the Plan by means of payroll deduction. A Participant may contribute as a Pre-Tax Contribution any whole percentage from 1% to 14% of his Earnings during any Plan Year. For this purpose, "Earnings" means Compensation, as defined in paragraph
           (a) of the definition set forth in Article 2, but disregarding paragraphs (b) and (c) of such definition.

      (b) The Committee may establish guidelines and rules in order to effectuate the provisions of this Section.

4.02  Elections Regarding Pre-Tax Contributions.

      (a) Procedure for Making Elections. Elections by a Participant to make Pre-Tax Contributions to the Plan shall be made in writing on a form prescribed by the Committee (or in any other manner approved by the Committee) and by designating the percentage of Earnings that will be contributed as a Pre-Tax Contribution during each pay period.
           The election to make Pre-Tax Contributions shall be effective as soon as is administratively feasible after such election is communicated to the Committee.

      (b) Treatment as 401(k) Contributions. It is expressly intended that, to the extent allowable by law, Pre-Tax Contributions shall not be included in the gross income of the Participant for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401(k).

      (c) Additional Limitations of Pre-Tax Contributions. Pre-Tax Contributions shall be subject to the limitations described in
           Section 15.02 (maximum dollar contribution limit), Section 15.03 (ADP non-discrimination test) and Article 13 (Code Section 415 limit).

4.03  Change in Employee Contribution Percentage or Suspension of Contributions.

      (a) Change of Contribution Percentage. A Participant may increase or decrease the percentage of his Earnings contributed as a Pre-Tax Contribution at any time by delivery of written notice to the Committee (or in any other manner approved by the Committee). In order to be effective, the Participant must notify the

           Committee (or its designee) prior to the date that the increase or decrease will become effective.

      (b)  Suspension of Contributions.  A Participant may suspend his
           Pre-Tax Contributions at any time by properly completing a form prescribed by the Committee (or in any other manner approved by the Committee). The suspension of Pre-Tax Contributions will be effective as soon as is administratively feasible after the Participant properly communicates his election to suspend Pre-Tax Contributions. A Participant may resume making Pre-Tax Contributions on the first day of any pay period which is after the effective date of such suspension of contributions and only after informing the Committee in writing (or its designee in any other manner approved by the Committee) prior to the date on which the Pre-Tax Contributions are to resume. A Participant's Pre-Tax Contributions shall automatically be suspended beginning on the first payroll period that commences after the Participant is not in receipt of Earnings, the Participant's layoff or the Participant's Authorized Leave of Absence without pay.

      (c)  Other Rules.

           (1) In order to satisfy the provisions of Articles 13 and 15, the Committee may from time to time either temporarily suspend the Pre-Tax Contributions of Employees or reduce the maximum permissible Pre-Tax Contribution that may be made to the Plan by Employees.

           (2) Any reduction, increase, or suspension of Pre-Tax Contributions described in this Section 4.03 shall be made in such manner as the Committee may prescribe from time to time consistent with the provisions of this Article.

4.04 Deadline for Contribution and Allocation of Pre-Tax Contributions. Pre-Tax Contributions shall be deducted by the Employer from the Participant's Earnings and paid to the Trustee as promptly as possible after the end of each regular pay period but in no event later than any time period established under applicable law.

4.05  Rollover Contribution.

      (a) Without regard to any limitation on contributions set forth in this Article, an Eligible Employee shall be permitted, if the Committee consents (based on non-discriminatory criteria), to transfer to the Trustee during any Plan Year additional property acceptable to the Trustee, provided such property:

            (1) was received by the Eligible Employee from a Qualified Plan maintained by a previous employer and qualifies as a rollover contribution within the meaning of Code Section 402(a)(5) or

            (2) was received by the Eligible Employee from an individual retirement account or individual retirement annuity and qualifies as a rollover contribution within the meaning of Code Section 408(d)(3)(A)(ii).

      (b) Such property shall be held in the Employee's Rollover Account. All such amounts so held shall at all times be fully vested and nonforfeitable. Such amounts shall be distributed to the Eligible Employee upon Termination of Employment in the manner provided in
            Article 8.

      (c) See Section 8.06 regarding the right of an Eligible Employee to request a direct rollover of the Eligible Employee's Account in lieu of a distribution of such Account.

4.06 No After-Tax Employee Contributions. Employees shall not be permitted to make after-tax contributions to the Plan.

                                   ARTICLE 5

                             EMPLOYER CONTRIBUTIONS


5.01 Employer Matching Contribution. The Employer shall contribute and allocate to the Employer Matching Contribution Account of each Participant who during such Plan Year made a Pre-Tax Contribution. A Participant's Employer Matching Contribution shall be equal to 50% of the Participant's Pre-Tax Contributions for the Plan Year; provided, however, only Pre-Tax Contributions of up to 4% of Compensation shall be matched.

5.02  Employer Retirement Contributions.

      (a)  Amount and Timing.  The Employer shall make an Employer
           Retirement Contribution on behalf of each Participant who is an Eligible Employee during the Plan Year. The amount of any Employer Retirement Contribution shall be determined annually by the Board. However, if the Board fails to determine the amount of an Employer Retirement Contribution for a given Plan Year, then such Employer Retirement Contribution shall be an amount equal to 3% of each Participant's Compensation for such Plan Year.

      (b) Allocation of Employer Retirement Contribution. Employer Retirement Contributions shall be allocated among the Employer Contribution Accounts of all Participants who complete at least 1,000 Hours of Service during the Plan Year and who are employed on the last regularly scheduled work day of the Plan Year. The Employer Retirement Contribution, if any, shall be allocated in the proportion that such Participant's Compensation bears to the total such Compensation for all Participants for that Plan Year.

      (c)  Employment on Last Regularly Scheduled Work Day of Plan Year.
           For purposes of allocating the Employer Retirement Contribution, any Participant who either has a Termination of Employment on account of Retirement, death, Permanent Disability, commencement of an Authorized Leave of Absence or transfer to an Affiliate shall be deemed to be employed on the last regularly scheduled work day of the Plan Year in which such Termination of Employment occurred. In addition, certain Participants who have a Termination of Employment during the Plan Year may be treated as being employed on the last day of the Plan Year for purposes of receiving an allocation of Employer Contributions if such treatment is necessary to enable the Plan to satisfy the requirements of Code Section 410(b). Any such allocation must be done in a nondiscriminatory manner.

5.03 Qualified Nonelective Contributions. In the sole discretion of the Executive Committee, an additional Employer Contribution may be made to the Plan which shall be known as a "Qualified Nonelective Contribution." Such contribution shall be made in order to satisfy the requirements of
      Article 15 or any other purpose designated by the Committee, and shall be allocated to the Qualified Nonelective Contribution Accounts of those Non-highly Compensated Employees selected by the Committee at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

5.04  Form and Timing of Contributions.

      (a) Employer Contributions shall be made in cash. Employer Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Employer's federal income tax return, including authorized extensions. The Trustee shall not be liable for the Employer's failure to deliver Employer Contributions to the Trustee on or before such date.

      (b)   Except as provided in this Section 5.04, all Employer
            Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the
            Plan), and shall be held and distributed by the Trustees only in accordance with this Plan.

      (c) Upon an Employer's request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake in fact, or conditioned upon the initial qualification of the Plan under Code Section 401(a) or upon the deductibility of the contribution under Code
            Section 404 shall be returned to the Employer within one year after the payment of the contribution, the denial of the Plan's initial qualification, or the disallowance of the deduction (to the extent disallowed) whichever is applicable. All contributions to this Plan are conditioned upon the initial qualification of this Plan under Code Section 401(a) and upon the deductibility of the contribution under Code Section 404.

5.05  Forfeitures.

      (a) Forfeitures shall first be applied to restore amounts previously forfeited pursuant to Section 7.06(b).

      (b) If any Forfeitures remain after the application of Section 7.06(b), Forfeitures shall be applied to reduce Employer Contributions under Sections 5.01 and 5.02.

      (c) Section 7.06 describes the method to determine when a Forfeiture of a Participant's Account occurs.

                                   ARTICLE 6

                            ACCOUNTS AND ALLOCATIONS


6.01  Participant Accounts.

      (a) Individual Account Plan. This Plan is an "individual account plan," as that term is used in ERISA. A separate Account shall be maintained for each Participant, Former Participant or Beneficiary, so long as he has an interest in the Trust Fund.

      (b) Sub-Accounts. Each Account shall be divided (as appropriate for accounting purposes) into the following sub-accounts:

           (1) The Employer Retirement Contribution Account, which shall reflect the Employer Retirement Contributions contributed to this Plan and any Adjustments thereto.

           (2) The Pre-Tax Contribution Account, which shall reflect Pre-Tax Contributions contributed to this Plan and any Adjustments thereto.

           (3) The Employer Matching Contribution Account, which shall reflect Employer Matching Contributions contributed to this Plan and any Adjustments thereto.

           (4) The Qualified Nonelective Contribution Account, which shall reflect Qualified Nonelective Contributions contributed to this Plan and any Adjustments thereto.

           (5) The Rollover Account, which shall reflect the value of all investments derived from the Participant's Rollover Contributions under this Plan and any Adjustments thereto.

           In addition, the Committee may divide such sub-accounts into such sub-portions as the Committee deems to be necessary or advisable under the circumstances or to establish other accounts or sub-accounts as needed.

      (c) Value of Account as of Valuation Date. As of each Valuation Date, each Participant's Account shall equal:

           (1) his total Account as determined on the immediately preceding Valuation Date, plus

           (2) his Pre-Tax Contributions added to his Account since the immediately preceding Valuation Date, plus

           (3) his Employer Contributions added to his Account since the immediately preceding Valuation Date, plus

           (4) his Rollover Contributions since the immediately preceding Valuation Date, minus

           (5) his Distributions, if any, since the immediately preceding Valuation Date, plus or minus

           (6)   his allocable share of Adjustments.

6.02  Valuation.

      (a) The Adjustment for each Investment Fund shall be calculated as of each Valuation Date. The Adjustment for a given Investment Fund shall be allocated to each Account invested in such Investment
           Fund in the proportion that each such Account bears to the total of all such Accounts.

      (b) The Committee may direct that expenses attributable to general plan administration be charged to the Accounts of all Participants in proportion to their Account balances, determined in accordance with this Section 6.02.

6.03  Investment Funds and Elections.

      (a) Election of Investment Funds. Each Participant shall direct, following such procedures as may be specified by the Committee, to have his Account allocated or reallocated among the Investment Funds.

      (b) Initial Investment Direction. A Participant's initial investment election must allocate his entire Account in 1% increments among the Investment Funds, as of the date of the directive, and all subsequent contributions to each sub-account for so long as the election remains in effect. An Employee who fails to make a proper investment election by the deadline established by the Committee for such purpose, shall be deemed to have elected to allocate his Account in a money market fund or any other Investment Fund that, in the Committee's determination, best provides for the least volatility in the value of principal.

      (c) Subsequent Elections. Investment elections will remain in effect until changed by a new election. New elections may be made by a Participant in 1% increments among the Investment Funds as of any Valuation Date upon prior written notice to the Committee (or in any other manner designated by the Committee) delivered by the deadline established by the Committee for such purpose.

      (d) Investment Options. The Committee shall select such Investment Funds as are deemed appropriate and shall notify affected Participants of such Investment Funds. The Committee may modify, eliminate or select new Investment Funds from time to time and shall notify affected Participants of such changes and solicit new investment elections, if appropriate.

6.04 Errors. Where an error or omission is discovered in any Participant's Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error retroactively, then the Committee shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

6.05 Valuation for Purposes of Distributions. For the purposes of Articles 7 and 8, each Participant's Account shall be valued as of the Valuation Date immediately preceding Distribution of the Participant's Account.

                                   ARTICLE 7

                              VESTING AND BENEFITS


7.01 Normal Retirement. A Participant who remains employed with the Employer until his Normal Retirement Age shall be 100% vested in his Account. Upon such Participant's subsequent Termination of Employment, such Account will be distributed in accordance with Article 8.

7.02 Permanent Disability. A Participant who has a Termination of Employment on account of Disability shall become 100% vested in his Account as of the date of such Permanent Disability and shall be entitled to a Distribution of his Account in accordance with Article 8.


7.03 Death. A Participant who has a Termination of Employment on account of death shall become 100% vested in his Account. The Participant's Beneficiary shall receive a Distribution of such Account in accordance with Article 8.

7.04  Other Termination of Employment.

      (a) In General. Upon a Participant's Termination of Employment for any reason other than Normal Retirement, Permanent Disability or death, the Participant shall be entitled to the vested portion of his Account, which shall be distributed in accordance with Article 8.

      (b) Vesting Schedule. A Participant shall be 100% vested in his Employer Contribution Account after completing five (5) Years of Vesting Service. If a Participant has less than five (5) Years of Vesting Service at the time he has a Termination of Employment, the Participant shall forfeit all amounts held in his Employer Contribution Account pursuant to Section 7.06.

      (c) 100% Vesting in Pre-Tax Contribution and Rollover Account. A Participant shall always be 100% vested in his Pre-Tax Contribution Account and Rollover Account.

      (d) Amended Vesting Schedule. If the Plan's vesting schedule is amended or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

           The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

             (A)  60 days after the amendment is adopted,

             (B)  60 days after the amendment becomes effective, or

             (C) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

            However, no election is required to be provided to any Participant whose vested percentage, as amended, cannot at any time be less than the Participant's vested percentage under the prior vesting schedule.

7.05  Year of Vesting Service.

      (a) Vesting Credit. An Employee shall receive one Year of Vesting Service for any Plan Year during which the Employee is credited with 1,000 or more Hours of Service. An Employee shall not receive a Year of Vesting Service for any period of Employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan Year.

      (b) Forfeiture of Vesting Service. A Year of Vesting Service shall not include any period of Employment which precedes a Break in Service if as of the first day of the Break in Service, the Employee does not have a vested interest in his Employer Contributions.

      (c) Employment with Affiliates. Any period of employment with an Affiliate shall be considered service with the Employer for purposes of determining whether the Employee has a Year of Vesting Service.

      (d) Authorized Leave of Absence. A Year of Vesting Service shall not include any period of Authorized Leave of Absence or service in the military except to the extent such service is required to be credited under applicable federal law.

      (e) Employment with Affiliate; Predecessor Businesses. Years of Vesting Service shall not include any period of Employment with any Affiliate prior to its becoming an Affiliate or any period of Employment with a predecessor business prior to its acquisition by Employer except to the extent provided in a schedule to this Plan. In addition, the Committee may provide for past service credit to other Employees to the extent permitted by Treasury Regulations, as set forth in Schedule A.

7.06  Forfeitures.

      (a) Distribution of Vested Account Prior to Break in Service. A Participant who incurs a Termination of Employment and receives a Distribution of his entire vested Account prior to incurring a Break in Service, shall, upon such Distribution, forfeit the non-vested portion of his Account. A Participant who is not vested in his Account shall be deemed to have received a Distribution of his entire vested Account upon his Termination of Employment, and the Participant's non-vested Account shall be immediately forfeited.

      (b)  Repayment of Account; Restoration of Non-Vested Account.
           Except as provided below, a Participant who is rehired by the Employer shall have the right to repay to the Plan the portion of the Participant's Account which was previously distributed to him. In the event the Participant repays the entire Distribution he received from the Plan, the Employer shall restore the non-vested portion of the Participant's Account. A Participant's Account shall first be restored, to the extent possible, out of Forfeitures under the Plan in the Plan Year in which the Participant repays his prior Distribution. To the extent such Forfeitures are insufficient to restore the Participant's Account, restoration shall be made from Employer Contributions. A Participant who was deemed to have received a Distribution of his vested Account (see subsection (b) above) shall be deemed to have repaid such vested Account if such Participant is rehired before incurring a Break in Service.

      (c) Restrictions of Repayment Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his Account which was previously distributed to him after any of the following events: (i) the Participant incurs a Break in Service before returning to Employment, (ii) the Participant fails to repay the prior Distribution within five years after the Participant is re-employed by the Employer, or (iii) the Participant received a Distribution of his entire Account balance at the time of such earlier Distribution.

                                   ARTICLE 8

                                 DISTRIBUTIONS

8.01 Methods of Distributions. A Participant's Account shall be payable as a lump sum or in installment payments payable in monthly installments of substantially equal amounts over a period certain not to exceed ten years. Hardship distributions and loans under Article 9 shall be made in the form of a lump sum payment only.

8.02  Commencement of Distribution.

      (a) A Participant's Account shall not be distributed without the consent of the Participant. However, under the following circumstances, the Committee shall direct the Trustee to distribute the Participant's vested Account regardless of whether the Participant or Spouse consents to such Distribution:

            (i) Small Accounts. If a Participant incurs a Termination of Employment and the Participant's vested Account Balance did not exceed $3,500 at the time of any Distribution, benefits shall be distributed in one lump sum no later than the sixty
                  (60) days after the end of the Plan Year in which occurred the Participant's Termination of Employment. However, if the Employer rehires the Participant prior to the date of Distribution, no Distribution shall be made under this
                  Section 8.02(a)(i).

            (ii) Attainment of Normal Retirement Age. A Participant's Account shall commence to be distributed within 60 days after the end of the Plan Year coincident with or immediately following the Participant's attainment of his Normal Retirement Age, or if later, the Participant's Termination of Employment.

            (iii) Death of Participant.  If the Participant dies, the
                  Participant's Account balance shall be made available for distribution to the Participant's Beneficiary within 90 days after such death, unless the particular facts and circumstances require a longer waiting period.

            (iv) Attainment of Age 70-1/2. If the Participant attains age 70-1/2 and distribution is required under Section 8.03, the Participant's Account shall commence to be distributed as provided in such Section.

      (b) In the event of a Participant's request for a hardship distribution, distribution shall be made no later than 90 days after the request is approved by the Committee.

      (c) The Committee may, in accordance with policies uniformly applied, require written application as a precondition to the payment of benefits hereunder.

      (d) The Committee shall issue directions to the Trustee concerning the recipient and distribution date of benefits which are to be paid from the Trust pursuant to the Plan.

8.03  Special Distribution Rules.

      (a) Scope of Section. To the extent that the distribution rules described in this Section provide a limitation upon distribution rules stated elsewhere in this Plan, the distribution rules stated in this Section shall take precedence over such conflicting rules. However, under no circumstances shall the rules stated in this Section be deemed to provide distribution rights to Participants or their Beneficiaries which are more expansive or greater than the distribution rights stated elsewhere in this Plan.

      (b) Distributions Must Commence Before Age 70-1/2. In no event may the Distribution of a Participant's Account commence later than April 1 following the calendar year in which the Participant attains age 70-1/2 (the "required beginning date").

      (c) Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding anything to the contrary in this Plan, a "qualified domestic relations order," as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately even though the Participant is not yet entitled to a distribution under the Plan. The intent of this
           Section is to provide for the distribution of benefits to an alternate payee as permitted by Treasury Regulation Section 1.401(a)-13(g)(3).

      (d) Method of Distribution. The entire Account of each Participant shall be distributed, beginning not later than the required beginning date, in the manner elected by the Participant. However, if the Participant fails to elect a distribution option by the required beginning date, the Participant's vested Account will be distributed in a lump sum.

8.04 Application for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Committee certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in distributions from the Trust Fund to keep the Committee informed of their current mailing addresses.

8.05  Direct Rollovers.

      (a) In General. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

     (b)   Definitions.

           Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.

           Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

           Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

           Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      (c) Waiver. If a distribution is one to which Code Section Section 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

           (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

           (2) the Participant, after receiving this notice, affirmatively elects a distribution.

                                   ARTICLE 9

                         IN-SERVICE WITHDRAWALS; LOANS


9.01  Hardship Withdrawal of Account.

      (a) In General. Any Participant may request the Committee to distribute to him part or all of his Pre-Tax Contributions Account. Notwithstanding the above, income or gain that is allocated to the Participant's Pre-Tax Contribution Account may not be distributed in a hardship withdrawal.

      (b) Definition of Hardship. Hardship shall mean an immediate and heavy financial need experienced by reason of:

            (1) expenses of any accident to or sickness of such Participant, his Spouse or his dependents or expenses necessary to provide medical care for such Participant, his Spouse or his dependents;

            (2)   purchase of a primary residence for such Participant;

            (3)   payment of tuition and related educational fees
                  (including room and board) for the next twelve months of post-secondary education for the Participant, his Spouse, children or dependents; or

            (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence.

      (c) Maximum Hardship Distribution. A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship (after taking into account applicable federal, state, or local income taxes and penalties) and not
            reasonably available from other resources of the Participant.   A
            Participant may not request a hardship withdrawal unless the Participant has a loan outstanding under this Plan.

            In order to ensure compliance with the requirement that the hardship cannot be met by other resources, the Committee shall require the Participant to certify on a form provided by the Committee for such purpose that the financial need cannot be relieved (1) through reimbursement or payment by insurance; (2) by reasonable liquidation of the Participant's assets; (3) by ceasing Pre-Tax Contributions under the Plan; (4) by other in-service distributions (including loans) under the Plan and under any other plan maintained by the Employer; or (5) by borrowing from commercial lenders on reasonable commercial terms.

      (d) Procedure to Request Hardship. The request to receive a hardship distribution shall be made in writing to the Committee explaining the nature of the financial hardship and stating the amount needed to meet the immediate need. Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any hardship withdrawal by a Participant under this Section.

9.02  Other In-Service Distributions.

      (a) Attainment of Age 59 1/2. If a Participant attains age 59 1/2 while employed by an Employer, the Participant shall be entitled to receive a distribution of his vested Account balance determined as if the Participant had experienced a Termination of Employment on the date of the withdrawal.

      (b) Withdrawal of Rollover Contributions. Upon written request to the Plan Administrator, any Participant who is an Employee may withdraw amounts held in his Rollover Account.

      (c) Repayment of Withdrawals. In no event shall a Participant be permitted to repay the amount of his in-service withdrawal. The Committee may establish uniform and nondiscriminatory administrative procedures concerning requests for in-service withdrawals.

9.03  Loans.

      (a) Authority to Establish Loan Program. The Committee and its designated agent is authorized and directed to administer the loan program.

      (b) Eligibility for Loans. Loans shall be available to all Participants who (i) have met the eligibility requirements of
            Section 3.01 of this Plan and (ii) are actively employed by the Employer. Loans shall be made available to such Participants on a reasonably equivalent basis. To request a loan, a Participant must make application on such forms and follow such procedures as the Committee may prescribe.

      (c) Loan Amount. A loan to any Participant (determined immediately after the origination of the loan) shall not exceed the lesser of:

            (1) Fifty percent (50%) of the Participant's vested Account balance as of the Valuation Date with respect to which the loan is processed; or

            (2) $50,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the plan during the one-year period ending on the day before the date on which such loan was made, over (B) the outstanding loan balance of loans from the Plan on the date on which the loan was made.

            In addition, the minimum amount of any loan shall be Five Hundred Dollars ($500.00).

       (d) Assignment of Account. Each loan shall be supported by the Participant's promissory note for the amount of the loan, including interest, payable to the order of the Trust. In addition, each loan shall be supported by an assignment of 50% of the Participant's right, title and interest in and to his Account. The Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her account balance is used as security for the loan. A new consent is required if the account balance is used for any increase in the amount of the security.

       (e) Interest. Interest shall be charged on any such loan at a rate established from time to time by the Trustee provided such rate is equivalent to a rate that would be charged by a commercial lender for a similar loan.

       (f) Term of Loan. The maximum repayment term of any loan is five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time after the loan is made is to be used by the principal residence of the Participant. The maximum repayment term for a loan used to acquire a dwelling unit shall be a reasonable time, as determined by the Committee, that may exceed five (5) years but shall not exceed thirty (30) years. The term of the loan may not exceed beyond the Participant's Termination of Employment. The Committee may, in its discretion, establish a shorter repayment term than the maximum repayment term otherwise permitted under the Plan.

       (f) Level Amortization. Each loan shall provide for level amortization with payments to be made at such regular intervals as the Committee determines in its discretion, but not less frequently than once every three months over the term of the loan.

       (g) Form of Loan Payments. Loan payments shall be made by payroll deduction; provided, however, that Participants on an unpaid Authorized Leave of Absence may make loan payments by personal check.

       (h) Directed Investment. A Participant who requests a loan shall be deemed to have directed the Committee to reduce his Investment
            Funds by the amount of the loan, and until such loan is repaid, such loan shall be considered a directed investment of the Participant's Account hereunder. The Plan monies which are used to fund the Participant loan shall be withdrawn from the Participant's Account on a pro rata basis according to the value of the Investment Funds in which such Account was invested, determined in the manner set forth in Section 9.04. Principal and interest payments on the loan will be allocated to the

            Participant's Investment Funds according to the Participant's investment election at the time of the repayment.

       (i) Distribution of Loan. Loan proceeds will be distributed as soon as practicable after the loan is approved and after the Participant completes all documentation necessary to make such loan.

       (j)  Default.

                 (1)  If a default occurs, all unpaid amounts
                      under the loan (including principal, accrued interest and unpaid expenses) shall become due and payable on the 5th business day following the default, without further notice.

                 (2) A loan shall be in default if one of the following events occurs:

                      (a) Failure by the borrower to pay the full amount of any payment on the date when it is due (or if such date is not a regular business day, on the next following business day);

                      (b) Any other note of the borrower to the Plan becomes or is deemed to be due and payable prior to its maturity;

                      (c) The borrower, if an employee of the Company at the time the loan is made, terminates his or her employment with the Company for any reason, including death;

                      (d) Any property that the borrower pledges as security for the loan is subject to attachment or garnishment or is otherwise disposed of, unless the borrower provides adequate substitute security approved by the Plan Administrator;

                      (e) The borrower (i) makes an assignment for the benefit of creditors, (ii) files a petition in bankruptcy, (iii) is adjudicated insolvent or bankrupt, or (iv) becomes the subject of any wage earner plan under the Federal Bankruptcy Code as now or hereafter in effect, or under any applicable state insolvency law;

                      (f) If there is started against the borrower any bankruptcy, insolvency, or other similar proceeding which has not been dismissed by the 60th day after the date on which the proceeding was started, or the borrower consents to or approves of any such proceeding or the appointment of any receiver for the borrower or any substantial part of the borrower's property, or the appointment of any such receivers not discharged within 60 days.

                 (3) If a default occurs and the borrower fails to pay the outstanding balance (including principal, unpaid accrued interest, and any related expenses) under the loan within 5 business days after the occurrence of the default, the Plan Administrator shall take such action as it deems necessary or desirable to preserve the Plan's assets. These actions may include demand for payment served upon any guarantor of the borrower's obligation, commencement of legal proceedings against the borrower or any guarantor, foreclosure and disposition of so much of the assets pledged as security for the loan as is necessary to retire the entire amount thereof and to pay all reasonable costs associated with collection of the unpaid loan balance, or a combination of legal action and disposition of assets pledged as security for loan repayment. If permitted under ERISA and related Department of Labor regulations, the Plan shall not be required to commence any of the foregoing actions upon the occurrence of a default. Instead, the Plan Administrator may wait to foreclose until such time as a distribution of the borrower's vested account balance occurs or, if earlier, when enforcement action is necessary to comply with the terms of ERISA or to prevent the Plan's disqualification under the terms of the Code.

       (k) Other Requirements. Loans shall generally be made available for the reasons set forth in Section 9.01(b). However, the Committee may establish such additional guidelines and rules as it deems necessary. Such guidelines and rules shall be set forth in the loan application and the terms specified in such loan application are hereby incorporated by reference in the Plan. The Committee may amend or modify the loan application as it deems necessary to carry out the provisions of this Section 9.03.

9.04 Valuation for Purposes of Loans and Withdrawals. The Participant's Account for purposes of determining the amount of a loan or withdrawal shall be determined as of the Valuation Date preceding the date the Committee approves the loan or withdrawal.

                                   ARTICLE 10

                           ADMINISTRATION OF THE PLAN


10.01 Named Fiduciaries. The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:

      (a)  The Company;

      (b)  The Board;

      (c)  The Trustee;

      (d)  The Committee; and

      (e)  The Executive Committee.

      The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust Agreement.

10.02 Board of Directors. The Board shall have the power to appoint and remove the Trustee and the members of the Executive Committee. The Board shall have no other responsibilities with respect to the Plan.

10.03 Executive Committee. The Executive Committee shall have the power to amend or terminate the Plan. The Executive Committee may, by resolution, grant power to the Committee to amend all or any portion of this Plan without Executive Committee's approval. The Executive Committee shall have no other responsibilities with respect to the Plan.

10.04 Trustee. The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan.

10.05 Committee.

      (a) A Committee of one or more individuals shall be appointed by and serve at the pleasure of the Executive Committee to administer the Plan. Any Participant, officer, or director of the Employer shall be eligible to be appointed a member of the Committee and all members shall serve as such without compensation. Upon termination of his employment with the Employer, or upon ceasing to be an officer or director, if not an employee, he shall cease to be a member of the Committee. The Executive Committee shall have the right to remove any member of the Committee at any time, with or without cause. A member may resign at any time by written notice to the Committee and the Executive Committee. If a vacancy in the Committee should occur, a successor shall be appointed by the Executive Committee. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall furnish the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures.

       (b) The Executive Committee shall appoint a Chairman and a Secretary from among the members of the Committee. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate.
            The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of ERISA Section 408 and is not exempted from such prohibitions by ERISA Section 408.

       (c) The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. The Committee also may delegate certain aspects of Plan administration to a designated agent as the Committee deems necessary or desirable. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of ERISA, the Committee shall have the following specific powers and responsibilities:

            (1) to construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;

            (2) to amend any or all of the provisions of the Plan pursuant to the procedures provided hereunder (but only if the Executive Committee has delegated such authority to the Committee);

            (3) to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust Agreement;

            (4) to determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

            (5) to keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

            (6) to prepare and distribute to all Plan Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information which is required to be distributed by ERISA, the regulations thereunder, or by any other applicable law;

            (7) to file with the Secretary of Labor such reports and additional documents as may be required by ERISA and regulations issued thereunder, including, but not limited to, summary plan description, modifications and changes, annual reports, terminal reports and supplementary reports;

            (8) to file with the Secretary of the Treasury all reports and information required to be filed by the Code, ERISA and regulations issued under each; and

            (9) to do all things necessary to operate and administer the Plan in accordance with the Plan's provisions and in compliance with applicable provisions of federal law.

       (d) To enable the Committee to perform its functions, the Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their Retirement, death or other cause of termination of employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Committee and the Employer shall be entitled to rely upon all certificates and reports made by a Certified Public Accountant selected or approved by the Employer. The Committee, the Employer and its officers shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.

10.06 Standard of Fiduciary Duty. Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and
                                     - 33 -
      instruments are consistent with the provisions of ERISA. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction which is prohibited by Section Section 408 and 2003(a) of ERISA or Code Section 4975 in the performance of its duties hereunder.

10.07 Claims Procedure. Any Participant, former Participant, Beneficiary, or Spouse or authorized representative thereof (hereinafter referred to as "Claimant"), may file a claim for benefits under the Plan by submitting to the Committee a written statement describing the nature of the claim and requesting a determination of its validity under the terms of the Plan. Within ninety (90) days after the date such claim is received by the Committee, it shall issue a ruling with respect to the claim. If special circumstances require an extension of time for processing the claim, the Committee shall send the Claimant written notice of the extension prior to the termination of the 90-day period. The written notice shall indicate the special circumstances requiring an extension and the date by which the Committee believes a decision will be made. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond 180 days following receipt of the claim for benefits. If the claim is wholly or partially denied, written notice shall be furnished to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant:

      (1)   The specific reason or reasons for denial;

      (2) Specific reference to pertinent Plan provisions on which the denial is based;

      (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (4)   An explanation of the claims review procedures.

      Any Claimant whose claim for benefits has been denied, may appeal such denial by resubmitting to the Committee a written statement requesting a further review of the decision within sixty (60) days of the date the Claimant receives notice of such denial. Such statement shall set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim.

      If the Claimant shall request in writing, the Committee shall make copies of the Plan documents pertinent to his claim available for examination of the Claimant.

      Within sixty (60) days after the request for further review is received, the Committee shall review its determination of benefits and the reasons therefor and notify the Claimant in writing of its final decision. Such written notice shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, with specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require an extension of time for processing the appeal, the Committee shall send the Claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond 120 days following receipt of the appeal request.

      The Committee's decision of appeal may be reviewed by the Executive Committee, which shall have the right to overrule the Committee. If the Committee's decision is not reviewed by the Executive Committee, the Committee's determination shall be conclusive as to all persons.

10.08 Indemnification of Committee. To the extent permitted under ERISA, the Plan shall indemnify the Executive Committee and the Committee against any cost or liability which they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Employer shall indemnify the Committee and the members of the Executive Committee against any personal liability or cost not provided for in the preceding sentence which they may incur as a result of any act or omission in relation to the Plan or its Participants. Notwithstanding the foregoing, however, no person shall be indemnified for any act or omission which results from that person's intentional or willful misconduct, or illegal activity. The Employer may purchase fiduciary liability insurance to insure its obligation under this Section. The Employer shall have the right to select counsel to defend the Executive Committee or Committee in connection with any litigation arising from the execution of their duties under the Plan.

                                   ARTICLE 11

                           AMENDMENT AND TERMINATION


11.01 Right to Amend. The Company intends for the Plan to be permanent so long as the corporation exists; however, it reserves the right to modify, alter, or amend this Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Code Section 40l(a) or to insure compliance with ERISA; provided, however, that the Company shall not have the authority to amend this Plan in any manner which will:

      (a) permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

      (b) cause or permit any portion of the funds to revert to or become the property of the Employer; or

      (c) change the duties, liabilities, or responsibilities of the Trustee without its prior written consent.

11.02 Termination and Discontinuance of Contributions. The Company shall have the right at any time to terminate this Plan or to discontinue permanently its contributions hereunder (hereinafter referred to as "Plan Termination"). Upon Plan Termination, the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall distribute all amounts held in Trust to the Participants and others entitled to distributions in proportion to the Accounts of such Participants and other distributees as of the date of such Plan Termination. In the event that this Plan is partially terminated, the provisions of this Section 11.02 shall apply solely with respect to the Employees affected by the partial termination. If the Plan is terminated or partially terminated, or if the Employer permanently discontinues its contributions to the Plan, then all Participants (in the case of complete Plan termination or permanent discontinuance of contributions) or the affected Participants (in the event of partial Plan termination), shall become 100% vested in all of their Accounts under the Plan immediately upon such event.

11.03 IRS Approval of Termination. Notwithstanding Section 11.02, the Trustee shall not be required to make any distribution from this Plan in the event of complete or partial termination until the Internal Revenue Service has issued a favorable determination with respect to the Plan's termination.

                                   ARTICLE 12

                          HIGHLY COMPENSATED EMPLOYEES


12.01 In General. For the purposes of this Plan, the term "Highly Compensated Employee" is any active Employee described in Section 12.02 below and any Former Employee described in Section 12.03 below. Various definitions used in this Article are contained in Section 12.05. A Non-Highly Compensated Employee is an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

12.02 Highly Compensated Employees.

      (a) An Employee is a Highly Compensated Employee if during the Determination Year the Employee:

            (1)   is a 5 Percent Owner;

            (2)   receives Compensation in excess of $75,000;

            (3) receives Compensation in excess of $50,000 and is a member of the Top Paid Group; or

            (4)   is an Includable Officer.

            The dollar amounts described above shall be increased annually as provided in Code Section 414(q)(1).

      (b) Calendar Year Election. The Employer hereby elects the calendar year calculation election described in Temporary Regulation Section 1.414(q)-1T, Q&A-14(b) or any successor regulation thereto. Because the Plan uses the calendar year as its Plan Year, there is no separate Look Back Year calculation. This election is binding on all other qualified retirement Plans maintained by the Employer until the election is withdrawn.

12.03 Former Highly Compensated Employee. A Former Employee is a Highly Compensated Employee if (applying the rules of Section 12.02) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee's 55th birthday.

12.04 Family Aggregation Rules.

      (a) For purposes of this Article 12, an Employee who is, for a given Determination Year, either (i) a 5 Percent Owner, or (ii) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid during such year, shall be aggregated with such Employee's Family Members.

       (b) For purposes of this Section 12.04, the term "Family Member" means, with respect to an Employee described in Section 12.04(a), a person who is, on any day during the given Determination Year:

            (1)  his spouse; or

            (2)  his lineal ascendant or descendant; or

            (3)  the spouse of his lineal ascendant or descendant.

       (c) The determination of Employees and Family Members who must be aggregated for purposes of this Article 12 shall be made in accordance with Temporary Regulation Section 1.414(q)-1T, Q&A-11 and Q&A-12.

       (d) For purposes of applying the limits of Code Section 401(a)(17) (as adjusted) with respect to Compensation under Article 13 Section 415 limits), the Compensation for any Employee described in Section 12. 04(a) and for any Family Member who is such Employee's spouse or lineal descendant under age 19, shall be aggregated. In such event, the deemed Compensation for each such Employee shall be an amount equal to the Section 401(a)(17) limit for the Plan Year (as adjusted) multiplied by a fraction, the numerator of which is the Employee's actual Compensation for the Plan Year, and the denominator of which is the aggregate Compensation of the Employee and the aggregated Family Member for the Plan Year. The same procedure shall then be used to determine the deemed Compensation of the aggregated Family Member.

12.05  Definitions.  The following special definitions shall apply to this
       Article 12:

       Compensation for purposes of this Article 12 shall have the same meaning as defined in Article 2.

       Determination Year shall mean the portion of the Plan Year for which an individual's status as a Highly Compensated Employee is determined.

       Employer for purposes of this Article 12 shall mean the Employer and its Affiliates.

       5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

       Former Employee shall mean an Employee (i) who has incurred a Termination of Employment or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

       Includable Officer shall mean any officer of the Employer who, during the applicable year, receives Compensation in excess of 50% of the dollar limitations under Code Section 415(b)(1)(A)(as adjusted by the Secretary of the Treasury for cost of living increases). The Employer shall be deemed to have a minimum of 3 officers or, if greater, a number equal to 10 percent of all Employees. However, no more than 50 officers shall be considered Includable Officers under this Article 12. If the Employer does not have any Includable Officers because no officer receives Compensation in excess of the dollar limitations of Code
       Section 415(b)(1)(A), the Employer's highest paid officer shall be considered an Includable Officer.

       Look Back Year shall mean the Plan Year preceding the Determination Year, or if the Employer elects, the calendar year ending with or within the determination year.

       Separation Year shall mean any of the following years:

       (1) An Employee who incurs a Termination of Employment shall have a Separation Year in the Determination Year in which such Termination of Employment occurs;

       (2) An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

       (3) An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee's average annual Compensation for the immediately preceding three calendar years (or the Employee's total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee's Compensation returns to a level comparable to the Employee's Compensation immediately prior to such Separation Year.

       Top Paid Group shall mean the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of Employees in the Top Paid Group shall be determined by ignoring Employees who are non-resident aliens and Employees who do not perform services for the Employer during the applicable year. The Employer elects to compute the Top Paid Group without the age and service exclusion provided in applicable Treasury Regulations.

12.06 Other Methods Permissible. To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 12) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(7) and are uniformly applied).

                                   ARTICLE 13

                                MAXIMUM BENEFITS


13.01 General Rule.

      (a) Notwithstanding any other provision of this Plan, for any Plan Year, the Annual Additions to a Participant's Account, when combined with the Annual Additions to the Participant's Account under all other Qualified individual account plans maintained by the Employer or its Affiliates shall not exceed the lesser of (i) $30,000 or (ii) twenty-five percent (25%) of the Participant's Compensation for such Plan Year (the "maximum permissible amount").

      (b) The Employer hereby elects that the Limitation Year for purposes of Code Section 415 shall be the Plan Year.

      (c) For purposes of determining the limit on Annual Additions under paragraph (a) of this Section, the dollar limit described therein, to wit, $30,000, shall be increased for each Plan Year to the extent permitted by law.

      (d) If the amount to be allocated to a Participant's Account exceeds the maximum permissible amount (and for this purpose Employer Contributions shall be deemed to be allocated after Pre-Tax Contributions), the excess will be disposed of as follows. First, if the Participant's Annual Additions exceed the maximum permissible amount as a result of (i) a reasonable error in estimating the Participant's Compensation, (ii) a reasonable error in estimating the amount of Pre-Tax Contributions that the Participant could make under Code Section 415 or (iii) other facts and circumstances that the Internal Revenue Service finds justifiable, the Committee may direct the Trustee to return to the Participant his Pre-Tax Contributions (and allocable earnings) for such Plan Year to the extent necessary to reduce the excess amount. Such returned Pre-Tax Contributions shall be ignored in performing the discrimination tests of Article 15. Second, any excess Annual Additions still remaining after the return of Pre-Tax Contributions, the excess shall be reallocated as determined by the Committee among the Participants whose Accounts have not exceeded the limit in the proportion that the Compensation of each such Participant bears to the Compensation of all such Participants. If such reallocation would result in an addition to another Participant's Account which exceeds the permitted limit, that excess shall likewise be reallocated among the Participants whose Accounts do not exceed the limit. However, if the allocation or reallocation of the excess amounts pursuant to these provisions causes the limitations of Code Section 415 to be exceeded with respect to each Participant for the limitation year, then any such excess shall be held unallocated in a 415 Suspense Account. If the 415 Suspense Account is in existence at any time during a limitation year, other than the limitation year described in the preceding sentence, all amounts in the 415 Suspense Account shall be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section
            415) before any Contributions which would constitute annual additions may be made to the Plan for that limitation year.

       (e) If the Participant is covered under another qualified defined contribution plan maintained by an Employer during any limitation year, the annual additions which may be credited to a Participant's account under this Plan for any such limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under all such plans for the same limitation year. If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated (and for this purpose, Employer Contributions shall be deemed to be allocated after Pre-Tax Contributions). If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of

            (i)  the total excess amount as of such date, times

            (ii) the ratio of (A) the annual additions allocated to the
                 Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans maintained by the Employer.

       Any excess amount attributed to this Plan will be disposed in the manner described in this Section 13.01 above.

13.02 Combined Plan Limitation. If the Employer or its Affiliates maintains, or at any time maintained, a Qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0 in any limitation year and the annual benefit otherwise payable to the Participant under such defined benefit plan shall be frozen or reduced to the extent necessary so that the sum of such fractions shall not exceed 1.0.

13.03  Definitions.

       For the purposes of this Article 13, the following definitions shall apply:

       (a) "Annual Addition" shall mean the sum of:

           (i)   Employee Contributions;

           (ii)  Employer Contributions;

           (iii) Forfeitures; and

           (iv) Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code
                 Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions.

            Annual Additions shall not include any amounts credited to the Participant's Account resulting from Rollover Contributions.

       (b) "Affiliates" shall have that meaning contained in Article 2 except that for purposes of determining who is an Affiliate the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

       (c) "Compensation" shall have the same meaning as defined in Article 2 except that Compensation for purposes of Article 13 shall not include salary deferrals under a Code Section 401(k) Plan or under a Code Section 125 Cafeteria Plan.

       (d) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer or its Affiliates, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the limitation year under Code Section 415(b)(1)(A) or (ii) 140 percent of the Highest Average Compensation.

       (e) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer or its Affiliates for the current and all prior limitation years, and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior limitation years of service with the Employer or its Affiliates (regardless of whether a defined contribution plan was maintained by the Employer or its Affiliates). The Maximum Aggregate Amount in any limitation year is the lesser of (i) 125 percent of the dollar limitation in effect under Code Section 415(c)(1)(A); or (ii) 35 percent of the Participant's compensation for such year.

       (f) "Highest Average Compensation" means the average compensation for the three consecutive years of service with the employer that produces the highest average.

       (g) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming
            (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and (ii) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

                                   ARTICLE 14

                                TOP HEAVY RULES


14.01 General. The provisions of this Article of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.

14.02  Definitions.

       (a) Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date which coincides with or immediately precedes the Determination Date, the value of the Participant Accounts of Key Employees exceeds 60% of the value of all Participant Accounts. If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans which enable this Plan to satisfy the anti-discrimination requirements of Code Section
            Section 401(a)(4) or 410 must be combined with this Plan ("Required Aggregation Group") for the purposes of applying the 60% test described in the preceding sentence. Plans maintained by the Employer which are not in the required aggregation group may be combined at the Employer's election with this Plan for the purposes of determining Top Heavy status if the combined plan satisfies the requirements of Code Section Section 401(a)(4) and 410 ("Permissive Aggregation Group"). In determining the value of Participant Accounts, all distributions made during the five-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The Account of (i) any Employee who at one time was a Key Employee but who is not a Key Employee for any of the five Plan Years ending on the Determination Date; and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group for the five Plan Years ending on the Determination Date, shall be disregarded in determining Top Heavy status.

            If the Employer maintains a defined benefit plan during the Plan Year which is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants' accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant's account balances under this Plan.

            Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top-Heavy, a Non-Key Employee's accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the

            Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

       (b) Key Employee. Any employee of the Employer who, during the Plan Year or the four preceding Plan Years was an officer receiving Compensation in excess of 50% of the limit described in Code
            Section 415(b)(1)(A), one of the ten employees of the Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415(c)(1)(A), a greater than 5% owner of the Employer, a greater than 1% owner of the Employer receiving Compensation in excess of $150,000, or the Beneficiary of a Key Employee. The Code Section 415(b)(1)(A) and 415(c)(1)(A) limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

       (c) Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, the Determination Date shall be the last day of the first Plan Year.

       (d)  Non-Key Employee.  Any Participant who is not a Key Employee.

       (e) Employer. The term "Employer" shall include any Affiliate of such Employer.

       (f) Compensation. The term "Compensation" shall have that meaning as defined in Article 13.

14.03  Minimum Benefit.

       (a) Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the Determination Date shall not be less than the lesser of (i) 3% of such Non-Key Employee's Compensation or (ii) the largest percentage of Employer Contributions, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for such Plan Year.

       (b) The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee's failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount.

       (c) If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy

            Plan Year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee's compensation.

       (d) If a Participant's Employment is terminated while the Plan is Top Heavy, the following vesting schedule shall be applied with respect to such Participant, notwithstanding any provisions in this Plan to the contrary:


                  Years of Vesting Service
                at Termination of Employment            Vested Percentage
                ----------------------------            -----------------
                    Less Than 3 Years                            0%
                     3 Years or More                           100%

14.04 Combined Plan Limitation For Top Heavy Years. In any Plan Year during which more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators set forth in the Section of this Plan which limits maximum benefits pursuant to Code Section 415. In any Plan Year during which more than 60% but not more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators unless the Account of each Non-Key Employee participating in the Plan receives an allocation which satisfies Section
       14.03 above, except that for this purpose the figure "4%" shall be substituted for "3%" where it appears in Section 14.03(a) and the figure "7.5%" shall be substituted for "5%" where it appears in Section 14.03(c).

                                   ARTICLE 15

                          SPECIAL DISCRIMINATION RULES


15.01 Definitions.

      Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Elective Deferrals and Qualified Nonelective Contributions to
      (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals and Qualified Nonelective Contributions in computing the ACP for a Plan Year. An Employer may elect on an annual basis to count a Participant's Employer Matching Contribution or Qualified Nonelective Contribution toward satisfying the required minimum contribution under
      Section 15.03 (minimum contribution for Non-Key Employees in a top-heavy plan) in lieu of including such contributions in the ACP. If a Participant (as defined below) does not receive an allocation of Employer Contributions for a Plan Year, such Participant's ACP for the Plan Year shall be zero.

      Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Pre-Tax Contributions on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Nonelective Contributions and Qualified Matching Contributions to (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Nonelective Contributions and Qualified Matching Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not make a Pre-Tax Contribution for a Plan Year and is not allocated a Qualified Nonelective Contribution for such Plan Year, such Participant's ADP for the Plan Year shall be zero.

      Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

      Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

      Combined ADP and ACP Test shall have the meaning as defined in Section 15.09.

      Compensation for purposes of this Article 15 shall be that definition selected by the Committee that satisfies the requirements of Code
      Section Section 414(s) and 401(a)(17). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If the Committee fails to select a definition of Compensation for purposes of this Article 15, Compensation (for purposes of Article 15 shall have the same meaning as defined in Article 2).

      Employer Matching Contributions shall mean, for purposes of this Article 15, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant's Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and (iii) made on account of such Participant's Pre-Tax Contributions for the Plan Year.

      Excess Deferrals shall have that meaning as defined in Section 15.02.

      Excess ACP Contributions shall have that meaning as defined in Section 15.08.

      Excess ADP Deferrals shall have that meaning as defined in Section 15.05.

      Family Member.  See Section 12.04(b).

      Highly Compensated Employee.  See Article 12.

      Maximum Combined Percentage shall have the meaning as defined in Section 15.09(c).

      Non-highly Compensated Employee.  See Article 12.

      Participant shall mean, for purposes of this Article 15, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee's failure to make a required Pre-Tax Contribution, (ii) is eligible to make a Pre-Tax Contribution, including an Eligible Employee whose right to make Pre-Tax Contribution has been suspended because of an election not to participate, and (iii) is unable to receive an Employer Matching Contribution or make a Pre-Tax Contribution because his Compensation is less than a stated amount.

      Pre-Tax Contributions shall mean, for purposes of this Article 15, a Pre-Tax Contribution is taken into account only if the contribution (i) is allocated to the Participant's Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2-1/2 months after the Plan Year but for the deferral election. A Pre-Tax Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Pre-Tax Contribution relates.

      Qualified Elective Deferral shall mean Pre-Tax Contributions designated by the Committee as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 15.06. In addition, the following requirements must be satisfied:

      (1) The aggregate of all Pre-Tax Contributions for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 15.03(a).

      (2) The aggregate of all Pre-Tax Contributions for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set froth in Section 15.03(a).

      (3) Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Pre-Tax Contributions and shall remain part of the Participant's Pre-Tax Contribution Account.

      (4)  Except as provided by this definition, Qualified Elective
           Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section Section 401(a)(4) and 401(k)(3).

      Qualified Matching Contribution shall mean an Employer Matching Contribution that the Committee designates as a Qualified Matching Contribution to meet the ADP testing requirements of Section 15.03. In addition, all of the following requirements must be satisfied:

      (1) The Employer Matching Contribution for a Plan Year (including any Qualified Matching Contributions for such Plan Year) must satisfy the requirements of Code Section 401(a)(4).

      (2) The Employer Matching Contributions for a Plan Year (excluding any Qualified Matching Contributions for such Plan year that are used to satisfy the ADP testing requirements of Section 15.03) must satisfy the requirements of Code Section 401(a)(4).

      (3) The Qualified Matching Contribution for a given Plan Year satisfies the requirements of an Employer Matching Contribution for such Plan Year as defined in this Section 15.01.

      (4) The Qualified Matching Contribution, at the time it was contributed to the Plan, was 100% vested at all times and was subject to the distribution restrictions applicable to Pre-Tax Contributions (except that the Qualified Matching Contribution cannot be distributed as a hardship distribution).

      (5) Qualified Matching Contributions shall, if deemed necessary, be held in a sub-account of the Participant's Employer Matching Contribution Account.

      Qualified Nonelective Contribution shall mean an Employer contribution designated by the Committee as a Qualified Nonelective Contribution in order to meet the ADP testing requirements of Section 15.03 or the ACP testing requirements of Section 15.06. In addition, the following requirements must be satisfied:

      (1) The Qualified Nonelective Contribution, whether or not used to satisfy the requirements of Sections 15.03 or 15.06, must meet the requirements of Code Section 401(a)(4).

      (2) Qualified Nonelective Contributions which are taken into account in order to meet the requirements of Section 15.03 or 15.06 (as applicable) shall not be counted in determining whether the testing requirements of any of such other Sections are met.

      (3) The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Pre-Tax Contributions.

      (4) Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Section Section 401(a)(4) and 401(k)(3).

15.02 Limit on Pre-Tax Contributions.

      (a) Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant's Pre-Tax Contributions during a calendar year may not exceed the amount established by the Secretary of the Treasury pursuant to Code Section 402(g). Any Pre-Tax Contributions in excess of the foregoing limit ("Excess Deferral"), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the calendar year in which the Pre-Tax Contributions were made.

      (b) Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess Deferral.

      (c) If a Participant makes a Pre-Tax Contribution under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 15.02(a) and
           (b) the aggregate of all such Pre-Tax Contributions and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant's Pre-Tax Contributions for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Pre-Tax Contributions and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

      (d) Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 15.02(c) above which is maintained by an entity other than the Employer must:

           (1)  be made in writing;

           (2) be submitted to the Committee not later than the March 1 following the Plan Year in which the Excess Deferral arose;

           (3)  specify the amount of the Excess Deferral; and,

           (4) contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Code Section Section 401(k), 408(k),or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the Excess Deferral occurred.

           In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 15.02(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

      (e) Pre-Tax Contributions may only be returned to the extent necessary to eliminate a Participant's Excess Deferral. Excess Deferrals returned to the Participant under this Section 15.02 shall not be treated as annual additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant's aggregate Pre-Tax Contributions for such calendar year.

      (f) The income or loss allocable to a Pre-Tax Contribution that is returned to a Participant pursuant to Section 15.02(a) or (c) shall be determined by multiplying the income or loss allocable to the Participant's Account for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant's Account for such calendar year and increased by any loss allocated to the Participant's Account for such calendar year.

      (g) The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 15.02(b) shall be determined using any reasonable method adopted by the Plan to measure income earned or loss incurred during the Plan Year or any other method authorized by the Internal Revenue Service to compute the income earned or loss incurred for the period commencing on January 1 of the calendar year in which the Pre-Tax Contribution was made and ending on the date the Excess Deferral was distributed.

      (h)  Any Employer Matching Contribution allocable to an Excess
           Deferral that is returned to a Participant pursuant to this Section
           15.02 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions that are returned to the Participant as an Excess Deferral shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, if the Pre-Tax Contributions that are returned to the Participant as Excess Deferrals were not matched, no Employer Matching Contribution will be forfeited.

15.03 Average Actual Deferral Percentage.

      (a) The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

           (1) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

           (2) The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

      (b) The permitted disparity between the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Non-Highly Compensated Employees may be further reduced as required by Section 15.09.

      (c) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 15.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury Regulations:

           (1) Distribute Pre-Tax Contributions to certain Highly Compensated Employees as provided in Section 15.05; or

           (2) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Pre-Tax Contributions Deferrals as provided in Section 15.01 (definition of ADP); or

           (3) Aggregate Qualified Matching Contributions with Pre-Tax Contributions as provided in Section 15.01 (definition of ADP).

15.04 Special Rules For Determining Average Actual Deferral Percentage.

      (a) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Pre-Tax Contributions allocated to his Account under two or more arrangements described in Code Section 401(k) that are maintained by an Employer or its Affiliates shall be determined as if such Pre-Tax Contributions were made under a single arrangement.

      (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Pre-Tax Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

      (c)  For purposes of determining the ADP of a Highly Compensated
           Employee who is either a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Pre-Tax Contributions and Compensation of such Participant shall include the Pre-Tax Contributions and Compensation of his Family Members. Any person who is a Family Member shall not be treated as a separate Employee in determining the Average Actual Deferral Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

      (d) The determination and treatment of the Pre-Tax Contributions and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

15.05 Distribution of Excess ADP Deferrals.

      (a)  Pre-Tax Contributions exceeding the limitations of Section
           15.03(a) ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferral shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. In determining the amount of Excess ADP Deferrals for each Highly Compensated Employee, the Committee shall reduce the ADP for each Highly Compensated Employee as follows:

           (1) The ADP for the Highly Compensated Employee(s) with the highest ADP will be reduced until equal to the second highest ADPs under the Plan; then

           (2) The ADP for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan will be reduced until equal to the third highest ADP level under the Plan; then

           (3) The steps described in (1) and (2) shall be repeated with respect to the third and successive highest ADP levels under the Plan until the Plan complies with one or both of the ADP tests described in Section 15.03(a).

      (b) To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as annual additions under the Plan.

      (c) The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant's Account balance on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant's Account for such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

      (d) If an Excess Deferral has been distributed to the Participant pursuant to Section 15.02(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

      (e)  Distribution of Excess ADP Deferrals to Participants described in
           Section 15.04(c) shall be made in accordance with the provisions of Treasury Regulation Section 1.401(k)-1(f)(5)(ii) or any successor Treasury Regulation thereto.

      (f) Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this
           Section 15.05 shall be forfeited notwithstanding the provisions of
           Article 7 (vesting). For this purpose, however, the Pre-Tax Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Employer Matching Contribution was made and second those Pre-Tax Contributions for which an Employer Matching Contribution was made. Accordingly, unmatched Pre-Tax Contributions shall be returned as an Excess ADP Deferral before matched Pre-Tax Contributions.

15.06 Average Actual Contribution Percentage.

      (a)  The Average Actual Contribution Percentage for Highly
           Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

           (1) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

           (2) The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

      (b) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 15.06(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):

           (1) Aggregate Qualified Elective Deferrals with the Employer Matching Contributions of Non-highly Compensated Employees as provided in Section 15.01 (definition of ACP).

           (2) Distribute Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 15.08.

           (3) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Employer Matching Contributions as provided in Section 15.01 (definition of ACP).

15.07 Special Rules For Determining Average Actual Contribution Percentages.

      (a) The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his Account under two or more arrangements described in Code Section Section 401(a) or 401(m) that are maintained by an Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

      (b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

      (c) For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Employer Matching Contributions and Compensation of such Participant shall include all Employer Matching Contributions and Compensation of Family Members. Family Members shall not be treated as separate Employees for purposes of determining the Average Actual Contribution Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

      (d) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

15.08 Distribution of Employer Matching Contributions.

      (a)  Employer Matching Contributions exceeding the limitations of
           Section 15.06(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in Section 15.05(a).

      (b) To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

      (c) The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant's Account for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant's Account on the last day of the Plan Year reduced by any income allocated to the Participant's Account by such Plan Year and increased by any loss allocated to the Participant's Account for the Plan Year.

      (d) Amounts distributed to Highly Compensated Employees under this Section 15.08 shall be treated as annual additions with respect to the Employee who received such amount.

      (e) Distribution of Excess ACP Contributions to Participants described in Section 15.08(c) shall be made in accordance with the provisions of Treasury Regulation Section 1.401(m)-1(e)(2)(iii) or any successor Treasury Regulations thereto.

15.09 Combined ACP and ADP Test.

      (a) The Plan must satisfy the Combined ACP and ADP Test described in this Section 15.09 only if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

      (b) The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage is equal to or less than the Maximum Combined Percentage defined in paragraph (c) below.

      (c) The Maximum Combined Percentage shall be determined by adjusting the Non-highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage in the following manner:

            (1) The greater of the two percentages shall be multiplied by 1.25; and

            (2) The lesser of the two percentages shall be increased by two percentage points; however, in no event shall such adjusted percentage exceed twice the original percentage.

            The sum of (1) and (2) shall be the Maximum Combined Percentage.

            Notwithstanding the foregoing, the Maximum Combined Percentage shall be determined in the following manner if such calculation results in a higher Maximum Combined Percentage than the formula specified above:

            (1) The lesser of the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees shall be multiplied by 1.25; and

            (2) The greater of such two percentages shall be increased by two percentage points; however, in no event shall such percentage exceed twice the original percentage.

      (d) In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees' Average Actual Contribution Percentage shall be decreased by either distributing Employer Matching Contributions to certain Highly Compensated Employees by using the procedures described in Section 15.08 or by making a Qualified Nonelective Contribution as provided in Section 15.06(b)(3) until the sum of such percentage and the Highly Compensated Employees' Average Actual Deferral Percentage equals the Maximum Combined Percentage.

      (e) If Employer Matching Contributions are distributed to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Employer Matching Contributions shall also be distributed.

      (f) To the extent administratively possible, the Committee shall distribute the Employer Matching Contributions (if applicable) and allocable income or loss prior to 2-1/2 months following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Employer Matching Contributions (if applicable) and allocable income or loss shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Employer Matching Contributions that are distributed pursuant to this Section 15.09 shall be treated as annual additions under the Plan.

      (g) The income or loss allocable to returned Employer Matching Contributions shall be determined using the same procedures as
           Section 15.05(c).

15.10 Order of Applying Certain Sections of Article. In applying the provisions of this Article 15, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ACP Contributions shall be made second, the determination and elimination of Excess ADP Deferrals shall be made third and finally the determination and any necessary adjustment related to the Combined ADP and ACP Test shall be made.

                                   ARTICLE 16

                             TRUST FUND AND TRUSTEE

16.01 General Nature of Trustee's Responsibilities.

      (a) To the extent acceptable to it, the Trustee shall receive such sums of money or other property as shall from time to time be paid or delivered by the Employer to hold for management and distribution under the terms of the Plan. All such money and property so held, together with all investments made therewith and proceeds thereof, and such earnings, profits, increments, and accruals thereon as may occur from time to time, less any payments which the Trustee, from time to time, may be authorized to make therefrom, shall constitute the Trust Fund.

      (b) The Fund shall be held by the Trustee in trust and shall be administered, controlled and invested in accordance with the Plan, the Trust and investment objectives established by the Committee. In the management of the Fund and the discharge of its duties hereunder, the Trustee shall act solely in the interests of the Participants, Former Participants and their Spouses or Beneficiaries. The Trustee shall discharge its duties in accordance with this Plan and Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee's obligations relate solely to the Trust Fund and it shall have no responsibility whatsoever for the control, management, administration or revision of the Plan itself or for procuring contributions required in the Plan.

      (c) Anything contained in this Plan and Trust to the contrary notwithstanding, it shall be impermissible at any time prior to the satisfaction of all liabilities with respect to Participants, Former Participants and their Spouses, except for payments of benefits under the terms of the Plan for any part of this Fund to be used for or diverted to any purpose other than the exclusive benefit of such Participants, Former Participants and their Spouses or Beneficiaries, except for payments of expenses and charges properly payable out of the Fund as set forth herein.

16.02 Investment Powers.

      (a) Any investment determinations made by the Trustee shall be made in conformity with the standard of fiduciary duty (especially the prudent man rule) set forth in ERISA.

      (b) The Trustee shall cause the investments of the Trust Fund to be diversified to the extent necessary to minimize the risk of large losses (unless such diversification would be imprudent).

       (c) In no event shall the Trustee maintain the indicia of ownership of any assets of the Fund outside the jurisdiction of the United States District Courts.

       (d) The Trustee shall exercise its investment discretion so as to provide sufficient cash assets as the Committee may suggest will be necessary from time to time to meet the liquidity requirements for the administration of the Plan.

       (e) The foregoing paragraphs of this Section 16.02 are limitations on the investment powers of the Trustee and (except as expressly provided) take precedence over the powers set forth in this paragraph (e). Except as specifically limited above, the Trustee is authorized and empowered to retain, invest and reinvest any and all of the trust funds as it shall deem to be in the best interests of the Participants and there shall be no other additional restrictions--whether by law or otherwise--on the investment powers of the Trustee. Consequently the Trustee may invest the Fund in property (or a part interest therein) which is real or personal, tangible or intangible, wherever located, whether or not productive of income or consisting of wasting assets, as the Trustee shall deem best for the Participants, former Participants and their spouses and Beneficiaries. Furthermore, the Trustee may, without regard to any law now or hereafter in force limiting investments by fiduciaries, invest in a range of investments which includes, inter alia, real estate (whether income-producing or not); securities issued by any Employer which has adopted the Plan or any other corporation; speculative common stocks; any common trust fund or mutual fund held or administered by the Trustee, any of its subsidiaries, or any other corporation; any real estate investment trust in which the Trustee or any other corporation may have any interest whatsoever; low risk bonds; mortgages on real or personal property wherever situated; equipment trust certificates; notes or other evidence of indebtedness; shares of investment companies and mutual funds; interests in partnerships and trusts; insurance policies and contracts; option contracts such as those traded on an option exchange; and any other property or joint or other part interest in property (including without limitation, part interests in bonds and mortgages or notes and mortgages), real or personal, of any kind, class or character, which the Trustee may in its discretion deem suitable for the Fund, and irrespective (except to the extent specifically set forth above) of whether any Trustee, individually or as Trustee, is acting as a participator of any part interest in property that may be acquired.

            (i) The Trustee is explicitly authorized and directed, in accordance with the terms of the Plan, to acquire and hold "qualifying employer securities" and "qualifying employer real property", as those terms are defined in ERISA, to the maximum of such amounts and percentages allowed by ERISA.

            (ii) The Trustee is explicitly authorized to invest all or part of the Fund in deposits which bear a reasonable rate of interest in any bank, or trust company or other financial institution, (including the Trustee, if applicable).

            (iii) The Trustee is explicitly authorized to engage in a
                  transaction with a common or collective trust fund or pooled investment fund maintained now or created and maintained at a future time by any bank or trust company (including the Trustee, if applicable) supervised by a State or Federal agency provided that such transaction is a sale or a purchase of an interest in such common or collective trust and further provided that such bank or trust company receives not more than reasonable compensation. This general power is meant to be broad enough to avoid specific identification of all such funds in this document; and any officer of the Employer, is authorized (A) to certify to bank examiners and other parties which specific funds are included in this general power and
                  (B) to adopt any declarations or enter into any agreements required so that the Trustee may make investments in such funds.

16.03 Valuation. The fair market value of the Fund shall be determined by the Trustee as of each Valuation Date and on such other dates as the Trustee is directed by the Committee.

16.04 Other Powers. In the management, care and disposition of the Fund, the Trustee, and its successors, may do all things and execute such instruments as may be deemed necessary or proper in order to carry out the provisions of the Plan and this Article, including the following powers (in addition to the investment powers set forth above), all of which may be exercised without order of or report to any court and without giving bond:

      (a) To sell, exchange, or otherwise dispose of any property at any time held in the Fund at public or private sale, for cash or on terms without advertisement; and no person dealing with the Trustee shall be bound to see to the application of monies paid;

      (b) To retain, manage, operate, repair and improve and to mortgage and/or lease and/or grant options to sell (for any period whatsoever) any real or personal property held by the Trustee;

      (c) To compromise, compound, and settle any debt or obligation due to or from it as Trustee hereunder and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce, and to abandon, if it shall deem it advisable, any property, whether real or personal, which may at any time be held by it, and in general to protect in every way the interest of the Fund, either before or after default;

       (d) To vote in person or by proxy on any stocks or other securities held by it, unless by law or regulatory authority the right to vote be proscribed as to it but vested in Participants of the Fund, in which latter event the vote shall be only by the Participants or as directed by them;

       (e) To join in, or to dissent from or oppose, the reorganization, capitalization, consolidation, sale or merger of corporations or properties in which the Trustee may be interested as Trustee, upon such terms and conditions as it may deem wise, and to accept any securities which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same;

       (f) To register any stocks, bonds, or other securities except interests in real property, held in the Fund in its own name as Trustee or in the name of a nominee and to hold any investment in bearer form, or to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities, or to deposit or to arrange for the deposit of such securities in a qualified central depository even though, when so deposited such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or to arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a federal reserve bank, provided that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;

       (g) To borrow or raise monies for purposes deemed appropriate by the Trustee, including the making of distributions under the Plan in such amount and upon such terms and conditions as in its absolute discretion the Trustee may deem advisable; and for any sums so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Fund; and no person lending money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

       (h) To employ agents from time to time, at the expense of the Fund, and to delegate to them such ministerial and limited duties as the Trustee sees fit;

       (i) To consult with counsel, who may be counsel to the undersigned Employer, actuaries and other professional advisors, and to act upon the legal advice of such counsel;

       (j) To make, execute, and acknowledge and deliver any and all deeds, leases, assignments and instruments and to do all acts which they may deem necessary or proper to carry out the investment provisions of the Plan;

      (k)  To make distributions wholly or partly in cash or in kind;
           and

      (l) To reserve from investment and keep unproductive of income any amounts or part of the Fund as it may from time to time deem advisable.

16.05 Prohibited Transaction. Anything in this Plan and Trust to the contrary notwithstanding (and especially the powers granted to the Trustee herein), the Trustee shall not be authorized to engage in any transaction which is prohibited by Section Section 406 and/or 2003(a) of ERISA or Code Section 4975, unless the Trustee determines that such transaction is exempt under the terms of ERISA and the Code therefrom.

16.06 Administration of the Plan; Payments of Benefits; Reliance on Committee. The Committee shall have the exclusive authority and responsibility for communicating to the Trustee any and all decisions and directions concerning the administration of the Plan and the payment of benefits thereunder (including payees, amounts, addresses, dates of payments, etc.). In the event the Trustee shall deem it necessary to withhold any payments or distributions pending compliance with legal requirements with respect to probate of Wills, appointment of personal representative, payment of or provision for estate or inheritance taxes, or for death duties or otherwise, the Trustee shall notify the Committee and shall thereafter take no action pending compliance, or pending receipt of the Committee's instructions to distribute. Orders and directions from the Committee need not specify the purpose of the payment so ordered, and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments or for the administration of the Plan and Trust. The Trustee shall not be responsible in any respect for the adequacy of the Fund to meet or discharge any payments or liabilities under the Plan; and payments shall be limited to amounts available in the Fund. Any order or direction from the Committee shall constitute a certification to the Trustee that the action directed is one which is in conformity with the provisions of the Plan and of ERISA. To the extent permitted by law, the Trustee shall not be liable for any action taken (especially any payment made from the Fund) at the direction of the Committee or for any failure to act, if such action can under the terms of the Plan and Trust be taken only after receipt from the Committee of specific directions or for failure to act pending receipt of directions from the Committee when direction is required or is requested in writing by the Trustee.

16.07 Directing the Trustee.

      (a) The Committee may from time to time direct the Trustee as to the investment of all or part of the Trust Fund. The Committee may also from time to time appoint an Investment Manager or Managers for all, or any part, of the Trust Fund; provided that no Investment Manager shall be appointed unless it qualifies as an Investment Manager within the meaning of Section 3(38) of ERISA. Any such Investment Manager shall be a named fiduciary of the Plan and shall qualify by accepting its appointment as Investment Manager in writing.

      (b)  Upon the appointment and qualification of an Investment
           Manager, the Investment Manager shall have, subject to any guidelines issued by the Committee, exclusive power and authority for the investment and reinvestment of the portion of the Trust Fund designated by the Committee and shall have the power to direct the acquisition and disposition of any and all assets and investment of the Trust Fund. The Trustee shall be relieved from any liability for the making, retention, or sale of any investment by or at the direction of an Investment Manager appointed in the manner herein set forth or by or at the direction of the Employer. If the Committee and the Trustee consist of the same individuals, nothing herein shall be construed to relieve the Committee of its obligation to review the performance of the Investment Manager from time to time.

16.08 Records and Reports.

      (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements, and other transactions hereunder. Within ninety (90) days following the close of each fiscal year, the Trustee shall file a written report with the Employer or the Committee setting forth all investments, receipts and disbursements, and other transactions effected by the Trustee during such fiscal year. Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to the Employer as respects the propriety of its acts or transactions shown in such accounts (other than liability for acts of fraud or willful misconduct), except with respect to any such acts or transactions as to which the Employer shall within such ninety (90) day period file with the Trustee a written statement claiming a breach of the Trustee's fiduciary duties or failure to fulfill the Trustee's obligations under the Plan and Trust. The Trustee shall never be required to file any inventory or appraisals, or any annual or other returns to any court or to post bond.

      (b) The Trustee shall be entitled to have a judicial settlement of any account for which it is responsible. In any such proceeding or for any judicial instructions required in connection with the Fund, the only necessary parties thereto in addition to the Trustee will be the Employer and the Committee. However, the Trustee may bring in other persons as a party or party defendant.

      (c) Any party entitled to written notice or accounting may waive such notice or accounting required under this Section. To the extent the Trustee is also a member of the Committee, the Employer and the Committee shall be deemed to waive the notice and accounting requirements unless the Employer or Committee notifies the Trustee, within the required notice period, that it intends to enforce the writing and accounting requirement.

16.09 Notification to Trustee.

      (a) Any notice, direction, order, request, certification or instruction of the Committee to the Trustee shall be in writing signed by a member of the Committee or shall be presented at a meeting with the Trustee. To the extent that the Trustee and the Committee are the same individuals this requirement shall not be applicable. Any action by the Employer pursuant to any of the provisions of the Plan or of this Article 15 shall be authorized or evidenced by a resolution of the Executive Committee or by an officer of the Employer authorized by resolution of the Executive Committee to take actions in connection with this Plan and Trust. The Trustee and every other person shall be entitled to rely conclusively upon any and all such notices, directions, orders, requests, certifications and instructions received from the Committee or from the Employer and reasonably believed to be properly executed, and shall act and be fully protected in acting in accordance therewith.

      (b) The Trustee from time to time may request and be entitled to certified copies of resolutions of the Employer, evidencing the appointment and termination of office of any members of the Committee and of successors to such members together with specimens of their signatures, and the Trustee shall be entitled to rely conclusively upon such resolutions and signatures as evidence of the identity of the members of the Committee and shall not be charged with notice of any change with respect thereto until the Employer shall have furnished the Trustee with certified copies of resolutions relative to such change.

16.10 Expenses.

      (a) In General. All expenses of the Employer, the Committee, and the Trust shall be paid from the Trust to the extent they constitute reasonable expenses of administering the Plan; provided that, the obligation of the Trust to pay such expenses shall cease to exist to the extent such expenses are paid by the Employer. This provision shall be deemed a part of any contract to provide for expenses of plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

      (b) Trust Expenses. The Trustee shall compute all expenses of the Trust and submit a statement setting forth such expenses to the Employer. The Employer or its designee shall have thirty (30) days from the receipt of the statement to object to the inclusion or computation of any item on such statement. At the conclusion of the thirty (30) day period, the Trustee is authorized to pay expenses shown on the statement from the Trust Fund unless the Employer either objects to the statement or the Employer has previously satisfied the liability by payment to the Trustee from the Employer's corporate assets. If the Employer objects to only a portion of the statement, the Trustee is authorized to pay expenses from that portion of the statement for which no objection was entered. To the extent an objection is entered, the Trustee and Employer shall work together in an effort to resolve any dispute as promptly as possible.
      (c) Other Expenses. The Trustee shall pay out of the Trust Fund such other expenses of administering the Plan, including but not limited to, accounting, actuarial and legal expenses, as the Committee may direct and as are permissible under the provisions of ERISA.

      (d) Charge to Participant Accounts. To the extent expenses of the Trustee relating to the acquisition and disposition of investments of the Trust are paid out of the Trust Fund, such expenses shall be a charge against and paid from the Plan participant's account for which such acquisition or disposition relates. All other expenses which are not directly attributable to a participant's account shall be charged against the accounts of participants in the manner provided by the Plan.

16.11 Trustee's Tenure and Succession.

      (a) Any Trustee may be removed at any time upon sixty (60) days notice in writing to the Trustee signed by an authorized member of the Committee.

      (b) Any Trustee may resign at any time upon sixty (60) days notice in writing to an authorized officer of the Committee.
           Within ninety (90) days after such removal or resignation of a Trustee, the removed or resigning Trustee shall file with the Employer or the Committee a written account setting forth all investments, receipts and disbursements, and other transactions in which such Trustee has participated since the end of the latest fiscal year in which such an accounting was filed with the Employer or Committee and containing an exact description of all securities purchased and sold, the cost or net proceeds of sale, and showing the securities and investments held at the date of such removal or resignation and the cost of each item thereof as carried on the books of the Trustee. Except with respect to any such acts or transactions as to which the Employer or Committee shall within such ninety (90) day period file with the Trustee a written statement claiming a breach of fiduciary duty or failure to observe the terms of this Article 15, upon the expiration of ninety (90) days from the date of filing such report, the Trustee participating in such accounting shall be forever released and discharged from any liability or accountability to the Employer as respects the propriety of the Trustee's acts or transactions shown in such report (other than liability for acts of fraud or willful misconduct) and the Employer shall thereafter reimburse, indemnify, and hold harmless the Trustee of and from any and all costs, claims, losses, demands, or liabilities in respect of its acts, transactions, duties, obligations or responsibilities as Trustee during the period covered by such account except those arising from the Trustee's breach of its fiduciary responsibility under ERISA.

      (c) Any party entitled to written notice or accounting may waive the written notice and accounting required under this Section. If the removed or resigning Trustee was a member of the Committee at the time of such removal or resignation, the Employer and the Committee shall be deemed to waive the notice and accounting requirements unless the Employer or Committee notifies the removed or resigning Trustee, within the required notice period, that it intends to enforce the notice and accounting requirements.

16.12 Successor Trustee. Upon the removal or resignation of a Trustee acting under this Plan and Trust, a successor Trustee may be appointed as provided herein. The Trustee who has resigned or has been removed shall do anything required so that the successor Trustee shall be able to carry out the rights, duties and obligations of the Trustee set forth herein.
      A successor Trustee shall not be responsible for any act or omission of a predecessor Trustee, and shall not be required to make any claim or demand against a predecessor Trustee unless the Committee shall in writing request the successor Trustee to participate in a claim against a predecessor Trustee. A successor Trustee shall have and may exercise all the rights, powers and duties given to an original Trustee named herein, as such rights, powers and duties may be amended from time to time. Such rights, powers and duties attach to the office of Trustee and are not personal to any specific Trustee which may be serving as Trustee under this Plan and Trust at any given time.

16.13 Bond and Security. The Trustee shall not be required to give any bond or any other security for the faithful performance of the Trustee's duties under this Plan and Trust, except such as may be required by any law which prohibits the waiver thereof.

16.14 Commingling. If the Committee consents or directs, the Fund which is held by the Trustee may be commingled with the trust assets of any Affiliate which adopts this Plan and Trust. No individual Employer shall at any time own any specific assets in such commingled Fund, its interest being an undivided interest of its pro rata portion of the entire Fund.

                                  ARTICLE 17

                                 MISCELLANEOUS


17.01 Headings. The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

17.02 Action by Employer. Any action by an Employer under this Plan shall be by resolution of its Executive Committee of Directors, or by any person or persons duly authorized by resolution of the Board to take such action.

17.03 Spendthrift Clause. Except as otherwise required by a "qualified domestic relations order" as defined in Code Section 414(p), none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary.

17.04 Discrimination. The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

17.05 Release. Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Plan Administrator, Committee and the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.

17.06 Compliance with Applicable Laws. The Company, through the Plan Administrator, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, with ERISA, and all other applicable laws, regulations, and rulings.

17.07 Merger. In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of ERISA.

17.08 Governing Law. The Plan shall be governed by the laws of the State of Georgia to the extent that such laws are not preempted by federal law.

17.09 Legally Incompetent. If any Participant, former Employee or Beneficiary is a minor or, in the judgment of the Committee is otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until a claim shall have been made by a duly appointed guardian or committee of such person, direct that such payment or any part thereof be made to such person's spouse, child, parent, brother, sister, or such other person deemed by the Committee to have incurred expense for or assumed responsibility for the expense of such person. Such payment shall fully discharge the Trustee, Employer, Committee and Plan Administrator from further liability on account thereof.

17.10 Location of Participant or Beneficiary Unknown. In the event that all or any portion of the distribution payable to a Participant or his Beneficiary shall remain unpaid solely by reason of the Committee's inability to ascertain the whereabouts of such Participant or Beneficiary, the amount unpaid shall be forfeited. However, such forfeiture shall not occur until five (5) years after the amount first became payable. The Committee shall make a diligent effort to locate the Participant or Beneficiary including the mailing of a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

17.1  Distributions Upon Special Occurrences.

      (a) Subject to Section 11.03, Pre-Tax Contributions and any income attributable thereto, shall be distributed to Participants or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor its Affiliates maintain a successor plan.

      (b) Pre-Tax Contributions and any income attributable thereto shall be distributed to Participants as soon as administratively feasible after the sale, to an entity that is not an Affiliate, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

      (c) After the sale of an incorporated Affiliate's interest in a subsidiary to an entity that is not an Affiliate, Pre-Tax Contributions and any income attributable thereto of a Participant who continues to work for such subsidiary shall be distributed as soon as administratively feasible.

      (d) The provisions of this Section 17.13 including the definitions of terms such as "successor plan" and "substantially all of the assets" shall be governed by

             Treasury Regulation Section 1.401(k)-1(d)(1)(iii) or any successor Treasury Regulation thereto.

     IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and adopted on behalf of the Company effective as of April 3, 1996.


                                    COMPANY:

                                    FUQUA ENTERPRISES, INC.


                                    By: L. P. Klamon
                                       -------------------------------

                                    Title: President
                                          ----------------------------

                                    Date: 4-3-96
                                         -----------------------------


                                    TRUSTEE:

                                    SUNTRUST BANK, ATLANTA


                                    By: Patrick Paparelli
                                       -------------------------------

                                    Title: Group Vice President
                                          ----------------------------

                                    Date: 4-4-96
                                         -----------------------------

                                   SCHEDULE A


                              PAST SERVICE CREDITS

On April 3, 1996, Fuqua Enterprises, Inc. acquired all of the assets of the Lumex Division of Lumex, Inc. To the extent permitted by Treasury Regulations, former employees of such Lumex Division who commenced Employment with an Employer during 1996 shall be given Years of Eligibility Service and Years of Vesting Service under this Plan for their prior period of employment with Lumex, Inc.